                            STOCK PURCHASE AGREEMENT

                                      among

                            PIC INSURANCE GROUP, INC.
                                       and
                          TRIROCK LIMITED PARTNERSHIP,
                                   as Sellers

                                       and

                               FRONT ROYAL, INC.,
                                    as Buyer







                             Dated: December 6, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS.....................................................1

ARTICLE II     PURCHASE AND SALE OF STOCK.....................................11

     2.1       Transfer of Stock..............................................11
     2.2       Purchase Price.................................................11
     2.3       Closing........................................................14

ARTICLE IIIA   REPRESENTATIONS AND WARRANTIES OF PIC..........................16

     3A.1      Organization and Good Standing.................................16
     3A.2      Authority, Validity and Enforceability.........................16
     3A.3      No Violation or Breach.........................................16
     3A.4      PIC Shares; Title to Shares....................................16
     3A.5      Acquisition for Investment.....................................17
     3A.6      Net Worth......................................................17
     3A.7      No Brokers.....................................................17
     3A.8      Foreign Person.................................................17
     3A.9      Affiliations with Insurance Companies..........................17
     3A.10     Consent........................................................18
     3A.11     Transactions with Interested Persons...........................18

ARTICLE IIIB   REPRESENTATIONS AND WARRANTIES OF TRIROCK......................18

     3B.1      Organization and Good Standing.................................18
     3B.2      Authority, Validity and Enforceability.........................18
     3B.3      No Violation or Breach.........................................18
     3B.4      Trirock Shares; Title to Shares................................19
     3B.5      Net Worth......................................................19
     3B.6      No Brokers.....................................................19
     3B.7      Foreign Person.................................................19
     3B.8      Consents.......................................................20
     3B.9      Transactions with Interested Persons...........................20

ARTICLE IIIC   REPRESENTATIONS AND WARRANTIES OF SELLERS......................20

     3C.1      Organization and Good Standing.................................20
     3C.2      Licenses and Permits...........................................20
     3C.3      Capitalization.................................................21
               (a) The Company................................................21
               (b) Coal.......................................................21
               (c) Comprehensive..............................................21
               (d) Mid State..................................................21
               (e) Premier....................................................21
               (f) No Rights..................................................22
     3C.4      No Violation or Breach.........................................22
     3C.5      Subsidiaries...................................................23

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                                                                            Page
                                                                            ----

     3C.6      Consents.......................................................23
     3C.7      Statutory Statements...........................................23
     3C.8      Insurance Regulatory Filings...................................23
     3C.9      Insurance Issued...............................................24
     3C.10     Transactions with Interested Persons...........................25
     3C.11     Reinsurance Policies.  ........................................25
     3C.12     Litigation.....................................................26
     3C.13     No Brokers.....................................................27
     3C.14     Absence of Certain Changes.....................................27
     3C.15     Taxes..........................................................28
     3C.16     Contracts......................................................30
     3C.17     Compliance with Other Instruments and Laws.....................30
     3C.18     Employees......................................................30
     3C.19     Employee Benefit Matters.......................................30
     3C.20     Assets and Properties..........................................32
     3C.21     Reserves.......................................................33
     3C.22     Operating Insurance............................................33
     3C.23     Bank Accounts..................................................33
     3C.24     Charter Documents and By-laws..................................33
     3C.25     Minute Books...................................................33

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER........................34

     4.1       Organization and Good Standing.................................34
     4.2       Capitalization.................................................34
     4.3       Authority, Validity and Enforceability.........................36
     4.4       No Violation or Breach.........................................36
     4.5       Consents.......................................................37
     4.6       Purchase for Investment........................................37
     4.7       Licenses and Permits...........................................37
     4.8       Litigation.....................................................38
     4.9       No Brokers.....................................................38
     4.10      Charter Documents and By-laws..................................38
     4.11      Minute Books...................................................38
     4.12      Statutory Statements...........................................39
     4.13      Insurance Regulatory Filings...................................39
     4.14      Reserves.......................................................40
     4.15      Net Worth......................................................40

ARTICLE V      CERTAIN MATTERS PENDING THE CLOSING............................40

     5.1       Carry on in Regular Course.....................................40
     5.2       Indebtedness...................................................41
     5.3       Issuance of Stock..............................................41
     5.4       Compensation...................................................41

     5.5       Compliance with Law............................................42
     5.6       Access to Information..........................................42
     5.7       Cooperative; Best Efforts......................................42
     5.8       Consents.......................................................43
     5.9       Publicity......................................................43

                                                                            Page
                                                                            ----

     5.10      No Solicitation................................................43
     5.11      Articles and By-laws...........................................43
     5.12      Breaches of Representations and Warranties.....................44

ARTICLE VI     CONDITIONS PRECEDENT TO THE
               OBLIGATIONS OF BUYER...........................................44

     6.1       Compliance with Agreement......................................44
     6.2       Proceedings and Instruments Satisfactory.......................44
     6.3       No Litigation..................................................44
     6.4       Representations and Warranties.................................44
     6.5       Agreements.....................................................45
     6.6       Additional Deliveries at Closing...............................45
     6.7       Regulatory Approvals...........................................45
     6.8       Consents.......................................................45
     6.9       Resignation of Directors and Officers..........................46
     6.10      Waiting Periods................................................46
     6.11      Preferred Stock Sale Agreement.................................46
     6.12      Premier Stock Purchase Agreement...............................46
     6.13      Policyholders' Surplus.........................................46
     6.14      Books and Records..............................................46
     6.15      Disclaimers of Affiliation.....................................46
     6.16      Certificate of Breaches........................................47
     6.17      Phase II Environmental Report..................................47

ARTICLE VII    CONDITIONS PRECEDENT TO
               THE OBLIGATIONS OF SELLERS.....................................47

     7.1       Compliance with Agreement......................................47
     7.2       Proceedings and Instruments Satisfactory.......................47
     7.3       No Litigation..................................................47
     7.4       Representations and Warranties.................................47
     7.5       Agreements.....................................................48
     7.6       Additional Deliveries at Closing...............................48
     7.7       Regulatory Approvals...........................................48
     7.8       Consents.......................................................48
     7.9       Waiting Periods................................................48
     7.10      Preferred Stock Sale Agreement.................................49
     7.11      Premier Stock Purchase Agreement...............................49
     7.12      Certificate of Breaches........................................49


ARTICLE VIII   CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS....................49

     8.1       Records........................................................49
     8.2       Access.........................................................49
     8.3       Cooperation....................................................50
     8.4       Confidentiality................................................50
     8.5       Use of Name....................................................50
     8.6       Non-Solicitation of Employees..................................51
     8.7       President of the Company.......................................51

                                                                            Page
                                                                            ----

     8.8       Relocation of Business; Access.................................51
     8.9       Trirock Not to Dissolve........................................51
     8.10      Pittsburgh Mutual Insurance Company............................51

ARTICLE IX     TAX............................................................52

     9.1       Tax Losses.....................................................52
     9.2       Contests.......................................................52

ARTICLE X      INDEMNIFICATION................................................52

     10.1      Survival of Representations and Warranties.....................52
     10.2A     Indemnification by PIC.........................................53
     10.2B     Indemnification by Trirock.....................................54
     10.3      Indemnification by Buyer.......................................54
     10.4      Limitation of Liability........................................55
     10.5      Notice of Indemnity Claims.....................................56
     10.6      Indemnity Amounts to be Computed on
               After-Tax Basis................................................57
     10.7      Arbitration....................................................57
     10.8      Remedies Cumulative............................................58

ARTICLE XI     TERMINATION....................................................59

     11.1      Termination....................................................59
     11.2      Effect of Termination..........................................59
     11.3      Extension; Waiver..............................................59

ARTICLE XII    DEPOSIT; PAYMENTS ON TERMINATION...............................60

     12.1      Deposit........................................................60
     12.2      Distribution...................................................60
     12.3      Payment to Sellers.............................................60
     12.4      Payment to Buyer...............................................61

ARTICLE XIII   MISCELLANEOUS..................................................61


     13.1      Entire Agreement...............................................61
     13.2      Expenses.......................................................61
     13.3      Governing Law..................................................62
     13.4      Assignment.....................................................62
     13.5      Further Assurances.............................................62
     13.6      Notices........................................................62
     13.7      Counterparts; Headings.........................................63
     13.8      Interpretation.................................................63
     13.9      Severability...................................................63
     13.10     No Reliance....................................................63
     13.11     Amendment......................................................64

                                                                            Page
                                                                            ----

EXHIBITS

     A    - Amended and Restated License Agreement
     B    - Form of Charter Amendment
     C    - Form of Escrow Agreement (Deposit)
     D    - Form of Lease
     E(1) - Form of Non-Competition and Non-Solicitation
            Agreement with Charles A. Lederman
     E(2) - Form of Non-Competition and Non-Solicitation
            Agreement with Timothy I. McCarthy, Sr.
     E(3) - Form of Non-Competition and Non-Solicitation
            Agreement with PIC
     E(4) - Form of Non-Competition and Non-Solicitation
            Agreement with Pittsburgh Mutual Insurance
            Company
     E(5) - Form of Non-Competition and Non-Solicitation
            Agreement with Premier Auto Insurance Company
     E(6) - Form of Non-Competition and Non-Solicitation
            Agreement with John R. McGinley, Jr.
     E(7) - Form of Non-Competition and Non-Solicitation
            Agreement with Frank J. Lucchino
     E(8) - Form of Non-Competition and Non-Solicitation
            Agreement with Terrence S. Jacobs
     E(9) - Form of Non-Competition and Non-Solicitation
            Agreement with Peter C. Dozzi
     F    - Form of Option Agreement
     G    - Form of Preferred Stock Sale Agreement
     H    - Form of Premier Stock Purchase Agreement
     I    - Form of Shareholders Agreement
     J    - Form of Trirock Note
     8.8  - RIC Matters

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of December 6, 1996, among PIC INSURANCE GROUP, INC., a Pennsylvania stock insurance company ("PIC"), and TRIROCK LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Trirock"; Trirock and PIC together, "Sellers" and individually, a "Seller"), and FRONT ROYAL, INC., a North Carolina corporation ("Front Royal" or "Buyer").

                                    RECITALS

     WHEREAS, PIC owns, beneficially and of record, 250,000 shares of Class A Common Stock, no par value (the "Class A Common Stock"), of Rockwood Casualty Insurance Company, a Pennsylvania stock insurance company (the "Company"), constituting 50% of all of the issued and outstanding shares of Class A Common Stock, and Trirock owns, beneficially and of record, 250,000 shares of Class A Common Stock, no par value, constituting 50% of all of the issued and outstanding shares of Class A Common Stock;

     WHEREAS, PIC owns, beneficially and of record, 571,961 shares of Class B Common Stock, no par value (the "Class B Common Stock"), of the Company, constituting all of the issued and outstanding shares of Class B Common Stock; and

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the outstanding capital stock of the Company.

     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed that:


                                    ARTICLE I

                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     "Affiliate" shall mean, with respect to a specified person or entity, another person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person or entity specified.

     "Agreement" shall mean this Stock Purchase Agreement, together with the Exhibits and Schedules attached hereto, the Disclosure Schedule of Sellers and the Disclosure Schedule of

Buyer, as the same may be amended from time to time in accordance with the terms hereof.

     "Amended and Restated License Agreement" shall mean the agreement between the Company and Rockwood Asset Management, Inc., in the form of Exhibit A.

     "best knowledge of Buyer" shall mean the actual knowledge of any officer of Buyer, after reasonable inquiry.

     "best knowledge of Sellers" shall mean the actual knowledge of any general partner of Trirock or any officer of PIC, after reasonable inquiry, provided that the knowledge of any limited partner of Trirock shall not in and of itself be deemed to be the actual knowledge of any general partner of Trirock.

     "Business Day" shall mean any day except a Saturday, Sunday or any day on which United States chartered banking institutions are required by Law to close.

     "Buyer" shall mean Front Royal, Inc., a North Carolina corporation.

     "Buyer Basket" shall have the meaning set forth in Section 10.4.

     "Buyer Cap" shall have the meaning set forth in Section 10.4.

     "Buyer Closing Certificate" shall mean the certificate of an officer of Buyer, dated as of the Closing Date, with respect to Section 7.1, Section 7.4 and the authorizing resolutions of the Board of Directors of Buyer.

     "Charter Amendment" shall mean the Articles of Amendment of Front Royal, Inc. Authorizing Series A Convertible Preferred Stock, substantially in the form of Exhibit B.

     "Class A Common Stock" shall mean the Class A Common Stock, no par value, of the Company.

     "Class B Common Stock" shall mean the Class B Common Stock, no par value, of the Company.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in Section 2.3.

     "Closing Date" shall mean a date not later than December 31, 1996 which is three Business Days after satisfaction or waiver of the conditions set forth in Sections 6.8 and 7.7 [regulatory approvals], 6.9 and 7.8 [consents], and 6.11 and 7.9 [HSR] or such other date as the Sellers and Buyer may mutually agree upon.

     "Coal" shall mean Coal Operators Indemnity Company, a Pennsylvania corporation.


     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Colony Insurance" shall mean Colony Insurance Company, a Virginia corporation.

     "Colony Management" shall mean Colony Management Services, Inc., a Virginia corporation.

     "Commissioner" shall mean the Pennsylvania Insurance Commissioner, her predecessors and successors.

     "Companies" shall mean, collectively, the Company and the Company Subsidiaries.

     "Company" shall mean Rockwood Casualty Insurance Company, a Pennsylvania stock insurance company.

     "Company Annual Statements" shall mean the annual statements filed by the Company on the NAIC prescribed convention blank for each of the years ended December 31, 1994 and 1995, filed with the Department pursuant to the Pennsylvania Insurance Law (including management's discussion and analysis and the supporting memorandum to the actuarial opinions given in connection with such Company Annual Statements).

     "Company Quarterly Statements" shall mean the quarterly statements of the Companies for the three-month periods ended March 31, 1996, June 30, 1996 and September 30, 1996, filed with the Department pursuant to the Pennsylvania Insurance Law.

     "Company Statutory Statements" shall mean, collectively, the Company Annual Statements and the Company Quarterly Statements.

     "Company Subsidiaries" shall mean Coal, Comprehensive, Mid State and
Premier.

     "Comprehensive" shall mean Comprehensive Casualty Services, Inc., a Pennsylvania corporation.

     "Contracts" shall have the meaning set forth in Section 3C.16.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

     "Cut-Off Date" shall have the meaning set forth in Section 2.2(b).

     "December 31, 1996 Annual Statement" shall have the meaning set forth in
Section 2.2(b).


     "Deficiency" shall have the meaning set forth in Section 2.2(b).

     "Department" shall mean the Pennsylvania Insurance Department.

     "Deposit" shall have the meaning set forth in Section 12.1.

     "Disclosure Schedule of Buyer" shall mean the disclosure schedule, dated the date hereof, furnished by Buyer to Sellers and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

     "Disclosure Schedule of Sellers" shall mean the disclosure schedule, dated the date hereof, furnished by Sellers to Buyer and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

     "Employee Plans" shall mean the employee benefit plans of the Companies and the ERISA Affiliates, which shall include without limitation any contract, agreement, loan or arrangement which is an "employee benefit plan," as defined in Section 3(3) of ERISA.

     "Employees" shall have the meaning set forth in Section 3C.18 hereof.

     "Equipment Leases" shall mean the equipment lease obligations of any of the Companies listed in the Disclosure Schedule of Sellers.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean each trade or business, whether or not incorporated, which with any of the Companies is treated as a single employer under Code Section 414(b), (c), (m) or (o).

     "Escrow Agent (Deposit)" shall mean Robinson Silverman Pearce Aronsohn & Berman LLP.

     "Escrow Agent (Holdback)" shall mean such third party mutually acceptable to Buyer, on the one hand, and Sellers, on the other hand.

     "Escrow Agreement (Deposit)" shall mean the Escrow Agreement, dated as of the date hereof, among Sellers, Buyer and the Escrow Agent (Deposit), substantially in the form of Exhibit C.

     "Escrow Agreement (Holdback)" shall mean the Escrow Agreement, dated as of the Closing Date, among Sellers, Buyer and Escrow Agent (Holdback), mutually acceptable to such parties, provided that the terms thereof shall be consistent with Section 2.2(b).

     "Fort Washington" shall mean Fort Washington Holdings, Inc., a Pennsylvania corporation, all of the outstanding capital stock of which is owned by Charles
M. Lederman and Timothy I. McCarthy, Sr.

     "FREIM" shall mean Front Royal Environmental Insurance Management, Inc., a Virginia corporation.

     "FRESI" shall mean Front Royal Environmental Services, Inc., North Carolina corporation.

     "FRETS" shall mean Front Royal ETS, Inc., a Virginia corporation.

     "Front Royal" shall mean Front Royal, Inc., a North Carolina corporation.

     "Front Royal Annual Statements" shall mean, collectively, the annual statements filed by each of Front Royal Insurance, Hamilton Insurance and Colony Insurance on the NAIC prescribed convention blank for each of the years ended December 31, 1994 and 1995, filed with the Virginia Department of Insurance or the Ohio Department of Insurance, as the case may be, pursuant to the Virginia Insurance Law and the Ohio Insurance Law, respectively (including management's discussion and analysis and the supporting memorandum to the actuarial opinions given in connection with each such Front Royal Annual Statement).

     "Front Royal Class A Stock" shall have the meaning set forth in Section
4.2.

     "Front Royal Class B Stock" shall have the meaning set forth in Section
4.2.

     "Front Royal Insurance" shall mean Front Royal Insurance Company, a Virginia corporation.

     "Front Royal Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $100 per share, of Buyer.

     "Front Royal Quarterly Statements" shall mean, collectively, the quarterly statements of each of Front Royal Insurance, Hamilton Insurance and Colony Insurance for the three-month periods ended March 31, 1996, June 30, 1996 and September 30, 1996, filed with the Virginia Department of Insurance or the Ohio Department of Insurance, as the case may be, pursuant to the Virginia Insurance Law and the Ohio Insurance Law, respectively.

     "Front Royal Statements" shall mean, collectively, the Front Royal Annual Statements and the Front Royal Quarterly Statements.

     "Front Royal Subsidiaries" shall mean Colony Management, Colony Insurance, FREIM, FRESI, Hamilton Insurance, Front Royal Insurance and FRETS.

     "Hamilton Insurance" shall mean Hamilton Insurance Company, a Virginia corporation.


     "HSR Act" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended, and the rules and regulations promulgated thereunder.

     "Indemnity Claim" shall have the meaning set forth in Section 9.5.

     "Intellectual Property" shall have the meaning set forth in Section 3C.20 hereof.

     "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations, permits, licenses and orders promulgated thereunder.

     "Lease" shall mean the lease between the Company and Rockwood Asset Management, Inc., with respect to the properties located at (i) 654 Main Street, Rockwood, Pennsylvania 15557, and (ii) 641 Main Street, Rockwood, Pennsylvania 15557, in the form of Exhibit D.

     "Lien" shall mean any lien, pledge, charge, security interest, encumbrance, title retention agreement, restriction, advance, claim or option.

     "Material Adverse Effect" shall mean (i) with respect to the Companies, reasonably likely to have an adverse effect greater than $150,000 on the properties, business, results of operations, condition (financial or otherwise) or affairs of the Companies, taken as a whole, (ii) with respect to a Seller, reasonably likely to have an adverse effect greater than $150,000 on the properties, business, results of operations, condition (financial or otherwise) or affairs of such Seller and its Subsidiaries, taken as a whole, and (iii) with respect to Buyer reasonably likely to have an adverse effect greater than $150,000 on the properties, business, results of operations, condition (financial or otherwise) or affairs of Front Royal and the Front Royal Subsidiaries, taken as a whole.

     "Mid State" shall mean Mid State Insurance Underwriters, Inc., a Pennsylvania corporation.

     "Non-Compete and Non-Solicitation Agreements" shall mean, collectively, the agreements between Buyer and each of (1) Charles M. Lederman, (2) Timothy I. McCarthy, Sr. (3) PIC, (4) Pittsburgh Mutual Insurance Company, (5) Premier, (6) John R. McGinley, Jr., (7) Frank J. Lucchino, (8) Terrence S. Jacobs and (9) Peter C. Dozzi, each dated as of the Closing Date, in the form of Exhibits E(1), E(2), E(3), E(4), E(5), E(6), E(7), E(8) and E(9), respectively.

     "Ohio Insurance Law" shall mean all of the statutes and regulations of the State of Ohio applicable to insurance companies, as in effect on the Closing Date.

     "Operational Representations of Buyer" shall mean the representations and warranties of Buyer set forth in Sections 4.2(b), (c), (d), (e), (f), (g), (h)

and (i), 4.5, 4.6, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16.

     "Operational Representations of Sellers" shall mean the representations and warranties of either or both Sellers set forth in Sections 3A.6, 3A.7, 3A.8, 3A.9, 3A.10, 3A.11, 3B.5, 3B.6, 3B.7, 3B.8, 3B,9, 3C.2, 3C.3(b), (c), (d) and
(e), 3C.5, 3C.6, 3C.7, 3C.8, 3C.9, 3C.10, 3C.11, 3C.12, 3C.13, 3C.14, 3C.15,
3C.16, 3C.17, 3C.18, 3C.19, 3C.20, 3C.21, 3C.22, 3C.23, 3C.25 and 3C.26.

     "Opinion of Buyer's Counsel" shall mean, collectively, (a) the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to Buyer, with respect to New York law and Federal law, (b) the opinion of local counsel to Buyer, with respect to applicable laws other than the State of New York (including North Carolina), and (c) the opinion of Saul, Ewing, Remick & Saul, special Pennsylvania insurance regulatory counsel to Buyer, each in form and substance reasonably acceptable to Sellers.

     "Opinion of Trirock's Counsel" shall mean the opinion of Kirkpatrick & Lockhart LLP, counsel to Trirock, in form and substance reasonably acceptable to Buyer.

     "Opinion of PIC's Counsel" shall mean the opinion of Dilworth, Paxson, Kalish & Kauffman LLP, counsel to PIC, in form and substance reasonably acceptable to Buyer.

     "Option Agreement" shall mean the Option Agreement, dated as of the Closing Date, between Buyer and Fort Washington, in the form of Exhibit F.

     "Ownership Period" shall have the meaning set forth in Section 3C.9.

     "Pennsylvania Insurance Law" shall mean all of the statutes and regulations of the Commonwealth of Pennsylvania applicable to insurance companies, as in effect on the Closing Date.

     "Pension Plan" shall have the meaning set forth in Section 3C.19.

     "Permits" shall mean all licenses, permits and other governmental authorizations, registrations and approvals required to conduct the business of
(i) with respect to any of the Companies, the Companies, and (ii) with respect to Buyer, Buyer and the Front Royal Subsidiaries.

     "Permitted Lien" shall mean any lien described in the Disclosure Schedule of Sellers.

     "PIC" shall mean PIC Insurance Group, Inc., a Pennsylvania stock insurance company.

     "PIC Basket" shall have the meaning set forth in Section 2.2(b).

     "PIC Cap" shall have the meaning set forth in Section 10.4.


     "PIC Shares" shall have the meaning set forth in Section 2.1.

     "PIC Closing Certificate" shall mean the certificate of an officer of PIC, dated as of the Closing Date, with respect to Section 6.1, Section 6.4 and the authorizing resolutions of the Board of Directors of the Buyer.

     "Preferred Stock Sale Agreement" shall mean the Purchase and Sale Agreement, dated as of the Closing Date, between PIC, as seller, and Fort Washington, as buyer, in the form of Exhibit G.

     "Premier" shall mean Premier Auto Insurance Company, a Pennsylvania stock insurance company f/k/a Somerset Casualty Insurance Company.

     "Premier Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of the Closing Date, between the Company, as seller, and Fort Washington, as buyer, in the form of Exhibit H.

     "Pre-Ownership Period" shall have the meaning set forth in Section 3C.9.

     "Purchased Stock" shall have the meaning set forth in Section 2.1.

     "Purchase Price" shall have the meaning set forth in Section 2.2.

     "Required Final Surplus Amount" shall have the meaning set forth in Section 2.2(b).

     "Reserves" as at any date with respect to any of the Companies shall mean the loss, loss adjustment and unearned premium reserves and other similar amounts with respect to losses, claims, discounts and expenses in connection with such Company's insurance business.

     "SAP" shall mean statutory accounting practices required, prescribed or permitted by the Commissioner, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Sellers" shall mean PIC and Trirock.

     "Sellers' Objection" shall have the meaning set forth in Section 2.2(b).

     "Shareholders Agreement" shall mean the Shareholders and Registration Rights Agreement, dated as of the Closing Date, among Buyer, Charles M. Lederman, Timothy I. McCarthy, Sr. and Fort Washington, substantially in the form of Exhibit I.

     "Software Licenses" shall mean all licenses related to software used by any of the Companies, including, without limitation, those listed in the Disclosure Schedule of Sellers.


     "Subsidiary" of any person or entity shall mean any corporation or other business entity a majority of the voting stock (or other beneficial interests) of which, entitled to vote for the election of directors (or their counterparts), is owned by such person or entity or a Subsidiary of such person or entity.

     "Surplus" shall have the meaning set forth in Section 2.2(b).

     "Surplus Certificate" shall mean, collectively, (i) the certificate from PIC, (ii) the certificate from Trirock and (iii) the certificate from the chief financial officer of the Company, in each case certifying that as of the Closing Date, the Surplus of the Company is equal to or greater than $50,000,000.

     "Surplus Deficiency Notice" shall have the meaning set forth in Section 2.2(b).

     "Tax Losses" shall mean any taxes, interest, penalties and other amounts required to be paid to any federal, state or local taxing authority by any of the Companies on account of or arising out of any periods ending on or prior to the Closing Date, net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by the Companies by reason of the facts and circumstances giving rise to the indemnification pursuant to Article IX (e.g. deductions disallowed for a period ending on or prior to the Closing Date that are allowed after the Closing Date), except (i) to the extent the same have been reserved for in the Company Annual Statements, in the Company Quarterly Statements or, with respect to the quarter ending December 31, 1996, the internal financial statements of the Companies as disclosed to Buyer, (ii) with respect to interest payments, only the after tax costs of such interest shall be included in computing Tax Losses and (iii) Tax Losses shall not include taxes or interest thereon arising out of any future adjustment that may be made to the Reserves set forth in any tax return of the Companies.

     "Triangle Engineering" shall mean Triangle Engineering, Inc., a North Carolina corporation.

     "Trirock" shall mean Trirock Limited Partnership, a Pennsylvania limited partnership.

     "Trirock Basket" shall have the meaning set forth in Section 10.4.

     "Trirock Cap" shall have the meaning set forth in Section 10.4.

     "Trirock Closing Certificate" shall mean the certificate of a general partner of Trirock, dated as of the Closing Date, with respect to Section 6.1,
Section 6.4 and the authorizing resolutions of the general partners of Trirock.


     "Trirock Note" shall have the meaning set forth in Section 2.2(a)(iii).

     "Trirock Shares" shall have the meaning set forth in Section 2.1.

     "Virginia Insurance Law" shall mean all of the statutes and regulations of the State of Virginia applicable to insurance companies, as in effect on the Closing Date.

     Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement, (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement, (e) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Company consistent with past practices of such business, operations and affairs, (f) the term "including" and other forms of such term, with respect to any matter or thing, means "including but not limited to" such matter or thing, (g) all reference to "dollars" or "$" refer to currency of the United States of America and (h) any undefined term in this Agreement shall have the meaning customarily ascribed to it by the casualty insurance industry.


                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK

     2.1 Transfer of Stock. Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, on the Closing Date, (a) PIC shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from PIC, 250,000 shares of Class A Common Stock, constituting 50% of the issued and outstanding shares of Class A Common Stock, and 571,961 shares of Class B Common Stock, constituting all of the issued and outstanding shares of Class B Common Stock (together, the "PIC Shares"), and (b) Trirock shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Trirock, 250,000 shares of Class A Common Stock, constituting 50% of the issued and outstanding shares of Class A Common Stock (the "Trirock Shares"; together with the PIC Shares, the "Purchased Stock"). In full payment for the Purchased Stock, Buyer shall pay the Purchase Price, as provided in
Section 2.2.

     2.2 Purchase Price. (a) The consideration for the Purchased Stock (the "Purchase Price") shall be as follows:

          (i) subject to clause (b) below, Section 2.3(b) and Article XII [Deposit; Payments on Termination], Buyer shall pay in cash the total sum of $28,320,000 (the "Cash Payment") as follows:

               (1) to PIC, for the shares of Class A Common Stock included in the PIC Shares $13,180,000; and

               (2) to PIC, for the shares of Class B Common Stock included in the PIC Shares $15,140,000.

          (ii) Buyer shall issue to PIC, in further consideration for the Class B Common Stock included in the PIC Shares, Front Royal Preferred Stock having an aggregate stated value of $15,500,000.

          (iii) subject to clause (b) below, Section 2.3(b) and Article XII [Deposit; Payment on Termination], Buyer shall issue and deliver to Trirock in consideration for the Trirock Shares, a promissory note, dated the Closing Date, in the principal amount of $13,180,000, in the form of Exhibit J (the "Trirock Note").

     (b) (i) On the Closing Date, Buyer shall deliver $766,667 of the Cash Payment and on the date of payment under the Trirock Note, Buyer shall deliver $233,333 of such monies then due under the Trirock Note (such $1,000,000 in the aggregate, the "Holdback") to the Escrow Agent (Holdback) which shall hold the Holdback in escrow pursuant to the terms of the Escrow Agreement (Holdback). The fees and expenses of the Escrow Agent (Holdback) shall be borne equally by Buyer, on the one hand, and Sellers on the other hand.

     (ii) On or before the earlier of (1) August 1, 1997 and (2) 30 days after the receipt by Buyer of the December 31, 1996 Annual Statement in form for filing with the Department (including receipt of audit certification from Parente, Randolph, Orlando, Carey & Associates) (the "Cut-Off Date"), Buyer may deliver to Sellers a Surplus Deficiency Notice (as hereinafter defined) setting forth the amount, if any (such amount, the "Deficiency"), by which the amount shown on the line entitled "Surplus As Regards Policyholders" plus the amount shown on the line entitled "Excess of Statutory Reserves Over Statement Reserves, Schedule P Interrogatories" (the "Surplus"), as set forth in the Company's annual statement on the NAIC prescribed convention blank for the year ended December 31, 1996 (the "December 31, 1996 Annual Statement") filed with the Department pursuant to the Pennsylvania Insurance Law, is less than an amount (the "Required Final Surplus Amount") equal to (A) $50,000,000 or (B) if at Closing Sellers failed to deliver a Surplus Certificate and certified to Buyer a lesser amount of Surplus which would be shown on the December 31, 1996 Annual Statement, and Buyer elected to consummate the Closing hereunder, the lesser amount as to which Sellers so certified. Such Surplus shall be determined as follows: Buyer will cause the Company to close its books as of December 31, 1996 and prepare the December 31, 1996 Annual Statement on a basis consistent (including actuarial assumptions and estimation methods) with that of the prior years and in accordance with the statutory accounting principles prescribed or permitted by the Department. The December 31, 1996 Annual Statement will be audited by Parente, Randolph, Orlando, Carey & Associates, which firm shall deliver an unqualified opinion, and the adequacy of loss reserves will be certified by Maher Associates, Inc. The "Surplus Deficiency Notice" shall mean, for purposes hereof, such notice delivered to Sellers which (w) is in writing, (x) sets forth the Deficiency, (y) sets forth in reasonable detail the basis for Buyer's claim that the Surplus was less than the Required Final Surplus Amount as of December 31, 1996 and (z) includes a copy of the December 31, 1996 Annual Statement.

     (iii) In the event that on or before the Cut-Off Date, Buyer delivers to Sellers, with a copy to the Escrow Agent (Holdback), the Surplus Deficiency Notice, then the Escrow Agent (Holdback) shall continue to hold the Holdback pursuant to the terms of the Escrow Agreement (Holdback). In the event that within 30 days of delivery of the Surplus Deficiency Notice, Sellers deliver to Buyer written notice of its objection thereto, with a copy to the Escrow Agent (Holdback), which objection shall set forth in reasonable detail the basis for the Sellers' objection to the Surplus Deficiency Notice (the "Sellers Objection"), then (A) the Escrow Agent (Holdback) shall continue to hold the Holdback pursuant to the terms of the Escrow Agreement (Holdback) and (B) Sellers and Buyer shall commence negotiations and use their best efforts to resolve such dispute and if they are unable to so resolve such dispute within 30 days of the delivery of the Sellers Objection, (1) such dispute shall be submitted to arbitration in accordance with Section 10.7 and (2) during the pendency of such arbitration proceedings as provided therein, the Escrow Agent (Holdback) shall continue to hold the Holdback pursuant to the terms of the Escrow Agreement (Holdback). Following delivery of the Sellers Objection, Buyer shall cooperate with Sellers to enable Sellers to prepare an alternative calculation of Surplus and shall allow Sellers access in accordance with Section
8.2 for that purpose; provided, however, that Buyer shall not be required to incur any out-of-pocket expenses in so cooperating.

     (iv) If Sellers do not deliver to Buyer the Sellers Objection within 30 days of the delivery of the Surplus Deficiency Notice, then upon the written direction of Buyer to Escrow Agent (Holdback), with a copy to Sellers, the Escrow Agent (Holdback) shall deliver to an account or accounts designated by Buyer in immediately available funds an amount equal to the Deficiency plus any interest earned thereon, and (a) 23.3% of the balance thereof, if any, and any interest earned thereon, shall be delivered to an account or accounts designated by Trirock and (B) 76.7% of the balance thereof, if any, and any interest earned thereon, shall be delivered to an account or accounts designated by PIC. In the event that the amount of the Deficiency exceeds the amount of the Holdback, plus interest thereon, Trirock shall be liable for such excess up to an amount equal to 23.3% thereof without regard to the Trirock Basket and PIC shall be liable for such excess up to an amount equal to 76.7% thereof without regard to the PIC Basket.

     (v) In the event that Buyer does not deliver a Surplus Deficiency Notice on or before the Cut-Off Date, then upon the written direction of Sellers to Escrow Agent (Holdback), with a copy to Buyer, the Escrow Agent (Holdback) shall deliver in immediately available funds (A) to an account or accounts designated by Trirock an amount equal to 23.3% of the Holdback, plus any interest earned thereon, and (B) to an account or accounts designated by PIC an amount equal to 76.7% of the Holdback, plus any interest earned thereon.

     (vi) Delivery of a Surplus Deficiency Notice, or the failure to deliver the same, on or before the Cut-Off Date shall not be deemed a waiver by Buyer of any rights it may have pursuant to this Agreement (including, without limitation, Article X [Indemnification]) or otherwise and shall not be deemed a release of Sellers obligations or liabilities under this Agreement. Notwithstanding the foregoing, in the event that the Surplus as set forth in the December 31, 1996 Annual Statement and calculated in accordance with Section 2.2(b)(ii) is equal to or greater than the Final Surplus Amount and the Holdback is released to Sellers pursuant to the terms hereof and the Escrow Agreement (Holdback), then Buyer shall not thereafter be entitled to recover from either Seller any Deficiency or alleged Deficiency.

     (vii) Deliveries of a Surplus Deficiency Notice and the Sellers Objection shall be by hand, overnight courier or telecopy pursuant to Section 13.6 and shall be deemed delivered as provided therein.

     2.3 Closing. (a) The Closing will take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 10:00 a.m., local time, on the Closing Date.

     (b) Concurrently with the Closing, Buyer shall cause the Company to distribute to PIC $6,519,500 and concurrently with the payment of monies due under the Trirock Note, Buyer shall cause the Company to distribute to Trirock $1,980,500, which distributions shall be deemed a return of capital to Buyer. Of such $8,500,000 distribution, (1) $6,519,500 shall be credited against the Cash Payment otherwise payable to PIC at Closing and (2) $1,980,500 shall be credited against the monies otherwise due and payable to Trirock under the terms of the Trirock Note.

     (c) At the Closing, Buyer shall deliver the following:

          (i) $27,553,000 of the Cash Payment (subject to clause (d) below) by wire transfer of immediately available funds to an account or accounts designated by PIC;

          (ii) $766,667 of the Holdback by wire transfer of immediately available funds to an account designated by the Escrow Agent (Holdback);

          (iii) one or more certificates issued to PIC representing 155,000 shares of Front Royal Preferred Stock having an aggregate stated value of $15,500,000; and

          (iv) the Trirock Note in the principal amount of $13,180,000.

     (d) At the Closing, the Escrow Agent (Deposit) shall deliver pursuant to

Section 12.2 $766,667 of the Deposit and any interest earned thereon.

     (e) At the Closing, PIC shall deliver the following to Buyer:

          (i) a certificate or certificates representing, in the aggregate, 250,000 shares of Class A Common Stock, constituting 50% of the issued and outstanding shares of Class A Common Stock, accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens; and

          (ii) one or more certificates representing, in the aggregate, 571,961 shares of Class B Common Stock, constituting all of the issued and outstanding shares of Class B Common Stock, accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens.

     (f) At the Closing, Trirock shall deliver to Buyer one or more certificates representing 250,000 shares of Class A Common Stock, constituting 50% of the issued and outstanding shares of Class A Common Stock, accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens.

                                  ARTICLE IIIA

                      REPRESENTATIONS AND WARRANTIES OF PIC

     PIC represents and warrants to Buyer as follows:

     3A.1 Organization and Good Standing. PIC is a stock insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     3A.2 Authority, Validity and Enforceability. PIC has full corporate power and authority to execute, deliver and perform its obligations and to consummate the transactions required of it under or contemplated by this Agreement. The execution, delivery and performance by PIC of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of PIC. No other action or proceeding on the part of PIC is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PIC and constitutes a valid, legal and binding obligation of PIC, enforceable in accordance with its terms.

     3A.3 No Violation or Breach. The execution, delivery and performance by PIC of this Agreement does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both):

     (a) violate or require any consent or approval under any provision of the certificate of incorporation or by-laws of PIC; or


     (b) except as set forth on Schedule 3A.10 of the Disclosure Schedule of Sellers, violate or result in a default of, or require any consent or approval under any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority, to which PIC is a party or is otherwise subject; or

     (c) result in any Lien upon any properties, assets, business or agreements of PIC howsoever arising, except for such Liens which would not have a Material Adverse Effect with respect to PIC.

     3A.4 PIC Shares; Title to Shares. (a) The PIC Shares consist of (i) 250,000 issued and outstanding shares of Class A Common Stock owned beneficially and of record by PIC, free and clear of any Liens, and (ii) 571,961 issued and outstanding shares of Class B Common Stock owned beneficially and of record by PIC, free and clear of any Liens. All of such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) Upon delivery to Buyer of certificates representing the PIC Shares, Buyer will acquire good and valid title to the PIC Shares, free and clear of any Liens other than (a) Liens that arise solely as a result of Buyer's actions and
(b) restrictions on transferability generally imposed on transfers of securities by federal and state securities laws and state insurance laws.

     3A.5 Acquisition for Investment. PIC will require Fort Washington to agree that it is acquiring from PIC the Front Royal Preferred Stock pursuant to the Preferred Stock Sale Agreement for Fort Washington's own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act, and that the issuance of the Front Royal Preferred Stock pursuant hereto is intended to be exempt from the Securities Act pursuant to
Section 4(2) thereof, and the Front Royal Preferred Stock may not be resold or otherwise transferred except pursuant to an effective registration statement or an exemption from registration thereunder, and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws.

     3A.6 Net Worth. Upon consummation of the transactions contemplated hereby, the "present fair saleable value" of the assets of PIC as of the Closing Date shall be greater than the amount of all "liabilities, contingent or otherwise" of PIC as of the Closing Date, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

     3A.7 No Brokers. Other than counsel, PIC has not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of any of the transactions contemplated hereby, other than those persons listed on Schedule 3A.7 of the Disclosure Schedule of Sellers, all of whose fees shall be paid by PIC.


     3A.8 Foreign Person. PIC is not a "foreign person" within the meaning of
Section 1445(b)(2) of the Code, and an affidavit to such effect will be delivered by PIC at Closing.

     3A.9 Affiliations with Insurance Companies. Neither Charles M. Lederman nor Timothy I. McCarthy, Sr. is now or has ever been an officer, director or affiliate (as defined in Section 1 of the Insurance Holding Company System Regulatory Act) and PIC is not now nor has it ever been such an affiliate of any insurance company that has been declared insolvent, liquidated or subject of supervisory orders from any regulatory authority, other than the Company.

     3A.10 Consent. Except as set forth in Schedule 3A.10 of the Disclosure Schedule of Sellers, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, is required to be obtained or made, and no consent of any third party is required to be obtained by PIC in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3A.11 Transactions with Interested Persons. Except as disclosed in Schedule 3A.11 of the Disclosure Schedule of Sellers, no officer or director of PIC or any of its Affiliates owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of any of the Companies or any person or entity which has a contract or arrangement with any of the Companies. Schedule 3A.11 of the Disclosure Schedule of Sellers lists or describes all contracts between PIC or any of its Affiliates and any of the Companies and all services provided by PIC or any of its Affiliates to any of the Companies.


                                  ARTICLE IIIB

                    REPRESENTATIONS AND WARRANTIES OF TRIROCK

     Trirock represents and warrants to Buyer as follows:

     3B.1 Organization and Good Standing. Trirock is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     3B.2 Authority, Validity and Enforceability. Trirock has full power and authority to execute, deliver and perform its obligations and to consummate the transactions required of it under or contemplated by this Agreement. The execution, delivery and performance by Trirock of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the partners of Trirock. No other action or proceeding on the part of Trirock is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Trirock and constitutes a valid, legal and binding obligation of Trirock, enforceable in accordance with its terms.


     3B.3 No Violation or Breach. The execution, delivery and performance by Trirock of this Agreement does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both):

     (a) violate or require any consent or approval under any provision of the Certificate of Limited Partnership of Trirock or the Limited Partnership Agreement among the partners of Trirock; or

     (b) except as set forth on Schedule 3B.8 of the Disclosure Schedule of Sellers, violate or result in a default of, or require any consent or approval under any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority, to which Trirock is a party or is otherwise subject; or

     (c) result in any Lien upon any properties, assets, business or agreements of Trirock howsoever arising, except for such Liens which would not have a Material Adverse Effect with respect to Trirock.

     3B.4 Trirock Shares; Title to Shares. (a) The Trirock Shares consist of 250,000 issued and outstanding shares of Class A Common Stock owned beneficially and of record by Trirock, free and clear of any Liens. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) Upon delivery to Buyer of certificates representing the Trirock Stock, Buyer will acquire good and valid title to the Trirock Stock, free and clear of any Liens other than (a) Liens that arise solely as a result of Buyer's actions and (b) restrictions on transferability generally imposed on transfers of securities by federal and state securities laws and state insurance laws.

     3B.5 Net Worth. Upon consummation of the transactions contemplated hereby, the "present fair saleable value" of the assets of Trirock as of the Closing Date shall be greater than the amount of all "liabilities, contingent or otherwise" of Trirock as of the Closing Date, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

     3B.6 No Brokers. Other than counsel, Trirock has not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of any of the transactions contemplated hereby, other than those persons listed on Schedule 3B.6 of the Disclosure Schedule of Sellers, all of whose fees shall be paid by Trirock.

     3B.7 Foreign Person. Trirock is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code and an affidavit to such effect will be delivered by Trirock at Closing.

     3B.8 Consents. Except as set forth in Schedule 3B.8 of the Disclosure Schedule of Sellers, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, is required to be obtained or made, and no consent of any third party is required to be obtained by Trirock in connection with the execution, delivery and performance of this Agreement.

     3B.9 Transactions with Interested Persons. Except as disclosed in Schedule 3B.9 of the Disclosure Schedule of Sellers, no officer or director of Trirock or any of its Affiliates owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of any of the Companies or any person or entity which has a contract or arrangement with any of the Companies. Schedule 3B.9 of the Disclosure Schedule of Sellers lists or describes all contracts between Trirock or any of its Affiliates and any of the Companies and all services provided by Trirock or any of its Affiliates to any of the Companies.

                                  ARTICLE IIIC

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each of PIC and Trirock represents and warrants, jointly and severally but subject to Article X, to Buyer, as follows:

     3C.1 Organization and Good Standing. Each of the Company, Coal, Comprehensive, Mid State and Premier is a corporation or stock insurance company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction set forth in Schedule 3C.1 of the Disclosure Schedule of Sellers. Each of the Companies has all requisite power and authority to conduct its business as currently conducted and to own or lease and to operate its properties. Each of the Companies is duly qualified or admitted to do business and is in good standing as a foreign corporation or stock insurance company, as the case may be, in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted would not have a Material Adverse Effect with respect to the Companies.

     3C.2 Licenses and Permits. Each of the Companies has all Permits required in each of the jurisdictions listed on Schedule 3C.2 of the Disclosure Schedule of Sellers to engage in the business of writing insurance policies of the type specified on such Schedule 3C.2 except for such Permits, the absence, expiration or invalidity of which, individually or in the aggregate, does not have a Material Adverse Effect with respect to the Companies. Each of the Companies is duly licensed and qualified to transact those lines of insurance business in those states and jurisdictions listed on such Schedule 3C.2. Except as set forth on such Schedule 3C.2, all such Permits are owned by the Companies, are in full force and effect and none of the Companies or Sellers has received any notice of any event, inquiry, investigation or proceeding that could result in a penalty or fine in excess of $25,000, singly or in the aggregate, or in the suspension, revocation or limitation on any such Permit, and, to the best knowledge of each Seller, there is no basis for any such fine, penalty, suspension, revocation or limitation. Each of the Companies possesses the minimum statutory capital and surplus as required by each such jurisdiction for the type of insurance written by the Companies in each jurisdiction set forth on such Schedule 3C.2.

     3C.3 Capitalization. (a) The Company. The authorized capital stock of the Company consists of 1,070,961 shares of capital stock, no par value, 500,000 of which are designated Class A Common Stock and 571,961 of which are designated Class B Common Stock. All of the outstanding shares of capital stock of each of the Company Subsidiaries is owned beneficially and of record by the Company, free and clear of any Liens except for the Lien on the capital stock of Premier created pursuant to the terms of the Premier Stock Purchase Agreement.

     (b) Coal. The authorized capital stock of Coal consists of 1,000 shares of common stock, $100 par value per share, 997 of which are issued and outstanding and three of which were directors qualifying shares issued to three directors of Coal, as nominees of Coal. Certificates representing such three shares of common stock have not been located and none of the holders thereof have any enforceable rights, at law, in equity or otherwise, as a shareholder of Coal. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (c) Comprehensive. The authorized capital stock of Comprehensive consists of 100 shares of common stock, no par value, 100 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (d) Mid State. The authorized capital stock of Mid State consists of 100 shares of common stock, $1.00 par value per share, 100 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (e) Premier. The authorized capital stock of Premier consists of 1,000 shares of common stock, no par value, 1,000 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (f) No Rights. There are no outstanding securities, rights (pre-emptive or other), subscriptions, calls, warrants, options or other agreements (except for this Agreement) that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of any of the Companies (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of any of the Companies (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of shares of capital stock of any of the Companies, or (iii) participate in the equity, income or election of directors or officers of the Companies. Except as set forth in Schedule 3C.3 of the Disclosure Schedule of Sellers, there are no proxies, voting trusts or other agreements or understandings to which either Seller is a party with respect to the voting of any of the Purchased Stock.

     3C.4 No Violation or Breach. The execution, delivery and performance by Sellers of this Agreement does not, and the consummation of the transactions required by each contemplated hereby will not (with or without the giving of notice or the lapse of time or both):

     (a) violate or require any consent or approval under any provision of the certificate or articles of incorporation or by-laws of any of the Companies; or

     (b) except as set forth in Section 3C.6, violate or result in a default of, or require any consent or approval under, or result in the termination of or loss of any right (including any right of acceleration, termination or cancellation) in or with respect to, any Contract, Permit, Equipment Lease or Software License, except for such violations or breaches which would not have a Material Adverse Effect with respect to the Companies; or

     (c) except as set forth on Schedule 3C.4 of the Disclosure Schedule of Sellers, violate or result in a default of, or require any consent or approval under any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority, to which any of the Companies is a party or is otherwise subject; or

     (d) result in any Lien upon any properties, assets, business or agreements of the Companies howsoever arising, except for such Liens which would not have a Material Adverse Effect with respect to the Companies.

     3C.5 Subsidiaries. The Company has no Subsidiaries other than the Company Subsidiaries and no Company Subsidiary has any Subsidiaries, except for non-operating Subsidiaries which have no assets and no liabilities and conduct no business.

     3C.6 Consents. Except as set forth in Schedule 3C.6 of the Disclosure Schedule of Sellers, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, is required to be obtained or made, and no consent of any third party is required to be obtained, by any of the Companies in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3C.7 Statutory Statements. Sellers have delivered to Buyer (a) the Company Statutory Statements and (b) any annual statutory statements of the Companies that were filed for the year ended December 31, 1995 in any jurisdiction (other than Pennsylvania) and which differ from the Company Annual Statement for the year ended December 31, 1995. Each such Company Statutory Statement (i) complied in all material respects with all applicable laws when so filed, (ii) was prepared in accordance with SAP and (iii) presents fairly in all material respects the financial position of the Company, except with respect to Reserves, as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of the Company for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such Statutory Statement.

     3C.8 Insurance Regulatory Filings. (a) To the best knowledge of Sellers, since January 1, 1991 through and including June 30, 1994 (the "1991-1994 Period"), each of the Companies has filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to the Department and all other federal, state or local governmental authorities with jurisdiction over any of the Companies except where the failure to file would not have a Material Adverse Effect with respect to the Companies. Sellers have made available to Buyer copies of all reports of examinations (whether financial, market conduct or other) issued by and all drafts of as of yet unissued reports of examinations delivered by the Department and all other state insurance regulatory authorities in respect of any of the Companies received, to the best knowledge of Sellers, during the 1991-1994 Period. Except as set forth on Schedule 3C.8 of the Disclosure Schedule of Sellers, no deficiencies material to the financial condition, operations or prospects of any of the Companies have been asserted by the Department or any other state insurance regulatory authority with respect to any reports or filings made on behalf of any of the Companies, to the best knowledge of Sellers, in the 1991-1994

Period. Sellers have made available to Buyer copies of all written responses submitted on behalf of any of the Companies, to the best knowledge of Sellers, in the 1991-1994 Period, in respect of any report of examination (whether financial, market conduct or other) of any of the Companies by the Department or any other state regulatory authority.

     (b) Since July 1, 1994 (the "Ownership Period"), each of the Companies has filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to the Department and all other federal, state or local governmental authorities with jurisdiction over any of the Companies except where the failure to file would not have a Material Adverse Effect with respect to the Companies. Sellers have made available to Buyer copies of all reports of examinations (whether financial, market conduct or other) issued by and all drafts of as of yet unissued reports of examinations delivered by the Department and all other state insurance regulatory authorities in respect of any of the Companies received in the Ownership Period. Except as set forth on Schedule 3C.8 of the Disclosure Schedule of Sellers, no deficiencies material to the financial condition, operations or prospects of any of the Companies have been asserted by the Department or any other state insurance regulatory authority with respect to any reports or filings made on behalf of any of the Companies in the Ownership Period. Sellers have made available to Buyer copies of all written responses submitted on behalf of any of the Companies in the Ownership Period, in respect of any report of examination (whether financial, market conduct or other) of any of the Companies by the Department or any other state regulatory authority.

     (c) Sellers have made available to Buyer all files of the Companies relating to correspondence with the Department or any other insurance regulatory authority.

     3C.9 Insurance Issued. Except as required by Law or except as disclosed in
Schedule 3C.9 of the Disclosure Schedule of Sellers:

     (a) All outstanding insurance Contracts issued, reinsured or underwritten by any of the Companies (i) in the period prior to July 1, 1994 (the "Pre-Ownership Period") are, to the best knowledge of Sellers, and (ii) in the Ownership Period are, to the extent required under applicable laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

     (b) All insurance contract benefits payable by any of the Companies or, to the best knowledge of Sellers, by any other person or entity that is a party to or bound by any reinsurance or other similar Contract with any of the Companies (i) with respect to any such Contracts issued in the Pre-Ownership Period have, to the best knowledge of Sellers, and (ii) with respect to any such Contracts issued in the Ownership Period, have in all material respects been paid in accordance with the terms of the insurance Contracts under which they arose, except for such benefits for which the Company believes there is a reasonable basis to contest payment.

     (c) No outstanding insurance Contract issued, reinsured or underwritten by any of the Companies entitles the holder thereof or any other person or entity to receive stock dividends, distributions or other benefits based on the revenues or earnings of any of the Companies or any other person or entity, except for policyholder dividends paid in the ordinary course of business.

     (d) To the best knowledge of Sellers, all amounts to which any of the Companies is entitled under reinsurance or other similar Contracts (including without limitation amounts based on paid and unpaid losses) are collectible in the ordinary course of business.

     (e) To the best knowledge of Sellers, each insurance agent, at the time such agent wrote, sold, or produced business for any of the Companies, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold, or produced such business for any of the Companies.

     3C.10 Transactions with Interested Persons. Except as disclosed in Schedule 3C.10 of the Disclosure Schedule of Sellers, no officer or director of any of the Companies owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of any of the Companies or any person or entity which has a contract or arrangement with any of the Companies. Schedule 3C.10 of the Disclosure Schedule of Sellers lists or describes all contracts between any of the Companies and all services provided thereunder.

     3C.11 Reinsurance Policies. Set forth in Schedule 3C.11 of the Disclosure Schedule of Sellers is a complete and accurate list of all reinsurance contracts and treaties under which any of the Companies has ceded or assumed reinsurance obligations and the cost and terms and the expiration date of each such contract or treaty. Such Schedule 3C.11 specifies whether any such contract or treaty has been commuted or has lapsed. Each contract and treaty set forth on such Schedule 3C.11 (or required to be set forth on such Schedule 3C.11) will not be terminated or otherwise adversely affected as a result of the transactions contemplated hereby. Except as set forth on such Schedule 3C.11, each such contract or treaty is in full force and effect, and any such contract or treaty under which any of the Companies cedes reinsurance obligations is qualified under all Laws applicable to reinsurance policies and treaties to receive the statutory credit assigned to such contract or treaty in the Company Statutory Statements at the time such Company Statutory Statements were prepared. During the Ownership Period or, to the best knowledge of Sellers, during the Pre-Ownership Period, none of the Companies has violated any of the terms and conditions of any such policies and treaties and, to the best knowledge of Sellers, all of the covenants to be performed by any other party under any such policy and treaties were negotiated with independent third parties in good faith at arm's length, other than any such policies or treaties among the Companies and their Affiliates as listed on such Schedule 3C.11.

     3C.12 Litigation. Except as set forth on Schedule 3C.12 of the Disclosure Schedule of Sellers, and except for claims made under or in connection with insurance policies issued by the Companies:

          (a) there is no action, proceeding, investigation or claim pending or, to the best knowledge of Sellers, threatened against or affecting the Companies or their respective assets before any court or governmental or regulatory authority or body that, if adversely determined, would have a Material Adverse Effect with respect to the Companies or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or in connection with the purchase and sale of the Purchased Stock; and

          (b) to the best knowledge of Sellers, there is no state of facts and there has occurred no event or group of related events, that would form the basis of any claim against any of the Companies for liability in connection with the performance of the Contracts or the conduct of their respective businesses that, if adversely determined, would have a Material Adverse Effect with respect to the Companies or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or in connection with the purchase and sale of the Purchased Stock.

Except as set forth on Schedule 3C.12 of the Disclosure Schedule of Sellers, with respect to claims against any of the Companies made under or in connection with insurance policies issued by the Companies, there are no claims as to which liability in excess of applicable coverage limits has been asserted against any of the

Companies including, without limitation, claims for bad faith or for punitive damages.

     3C.13 No Brokers. Other than counsel, none of the Companies has employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of any of the transactions contemplated hereby.

     3C.14 Absence of Certain Changes. Except as set forth on Schedule 3C.14 of the Disclosure Schedule of Sellers, since September 30, 1996, none of the Companies has:

          (a) issued, sold or delivered or agreed to issue, sell or deliver any shares of its capital stock or any options, warrants or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock except for the transactions contemplated by this Agreement;

          (b) incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business and obligations and liabilities under the Contracts;

          (c) mortgaged, pledged or subjected to any Lien any of its assets, tangible or intangible;

          (d) acquired or disposed of any assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, except in the ordinary course of business;

          (e) declared, made, paid or set apart any sum for any dividend or other distribution to its shareholders, other than the payment of a management fee in an amount not to exceed $700,000, in connection with this transaction, or purchased or redeemed any shares of its capital stock or any option, warrant or right to purchase any such capital stock, or reclassified its capital stock;

          (f) entered into any employment agreement with any officer or salaried employee that is not terminable at any time by the employer, without cause and without penalty;


          (g) forgiven or cancelled any debts or claims or waived any rights of material value;

          (h) conducted its business or entered into any transaction other than in the ordinary course of business, except the Contracts;

          (i) granted any rights or licenses under any of its trade names or entered into general agency arrangements;

          (j) formed any Subsidiaries;

          (k) changed any method of accounting or accounting practice or policy other than as required by SAP or applicable Law;

          (l) been sued or, to the best knowledge of Sellers, threatened with any suit by any employee or former employee;

          (m) to the best knowledge of Sellers, suffered or experienced any change in relations with or material loss of any employees or customers; or

          (n) agreed to take any action described in clauses (a) through (m).

     3C.15 Taxes. (a) The Companies are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, such affiliated group files a consolidated federal income tax return, and except as disclosed on Schedule 3C.15 of the Disclosure Schedule of Sellers, none of the Companies has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group. Each of the Companies has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for it on or before the due date thereof (including extensions) that is on or before the Closing Date, and all material information set forth in such returns or reports is or (in the case of returns or reports not yet filed) will be accurate and complete. Each of the Companies has paid or made adequate provision for or (with respect to returns or reports not yet filed) will make adequate provision for all taxes, additions to tax, penalties and interest for periods covered by those returns or reports. Each of the Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable tax information reporting and tax withholding requirements under federal, state, local, and foreign laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

     (b) Each of the Companies has collected or withheld all amounts required to be collected or withheld by it for any taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. The balance sheets contained in the Statutory Statements fully and properly reflect, as of their dates, the liabilities of each of the Companies for all accrued taxes, additions to tax, penalties, and interest. Except as disclosed on Schedule 3C.15 of the Disclosure Schedule of Sellers, there are no due but unpaid taxes, additions to tax, penalties, or interest payable by any of the Companies or any other person that
(i) are or could become a Lien on any asset, or otherwise adversely affect the business, properties, or financial condition, of any of the Companies or (ii) could cause Buyer to incur any liability.

     (c) Schedule 3C.15 of the Disclosure Schedule of Seller describes all tax elections, consents, and agreements made by or affecting any of the Companies, lists all types of taxes paid and returns filed by or on behalf of any of the Companies, and expressly indicates each tax with respect to which any of the Companies is or has been included in a consolidated, unitary, or combined return. Except as disclosed on such Schedule 3C.15, none of the Companies has granted (or is subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, no unpaid tax deficiency has been asserted against or with respect to any of the Companies by any taxing authority and there is no dispute or claim concerning any tax liability of any of the Companies claimed by any tax authority. To the best of Sellers' knowledge, no claim has ever been made by a tax authority in a jurisdiction where any of the Companies does not file tax returns that any of the Companies is or may be subject to taxation in such jurisdiction. There are no security interests on any assets of the Companies that arose in connection with any failure (or alleged failure) to pay taxes. None of the Companies has entered into a closing agreement pursuant to Section 7121 of the Code.

     (d) None of the Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. None of the assets of any of the Companies is or will be required to be treated as being owned by any person (other than such Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Code, and the rules and regulations thereunder. Except as disclosed on such Schedule 3C.15, none of the Companies is required to include in income any amount for an adjustment pursuant to Section 481 of the Code.

     (e) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

     3C.16 Contracts. (a) Schedule 3C.16 of the Disclosure Schedule of Sellers contains a complete and correct list of all agreements, contracts and commitments, written or oral, to which any of the Companies is a party or by which any of the Companies is bound including, without limitation, Equipment Leases and Software Licenses (collectively, the "Contracts"), excluding: (i) any of the foregoing listed on Schedule 3C.11 of the Disclosure Schedule of Sellers [Reinsurance]; (ii) insurance policies written by the Companies in the ordinary course of business; and (iii) agreements, contracts and commitments in the ordinary course with obligations to pay or perform services, which payments or performance under all such agreements, contracts and commitments aggregate less than $10,000, or that are terminable without cost or liability on notice of 30 days or less.

     (b) Sellers have delivered or made available to Buyer complete and correct copies of all Contracts (including, without limitation, all Equipment Leases and Software Licenses) together with all amendments thereto and waivers and consents with respect thereto and accurate descriptions of all oral agreements. Each of the Contracts is in full force and effect. The Companies and the other parties to such agreements, contracts and commitments, have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect. None of the Companies has outstanding any power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with being licensed to conduct business in another jurisdiction and except for routine authorizations given to managing general agents.

     3C.17 Compliance with Other Instruments and Laws. Except as set forth on
Schedule 3C.17 of the Disclosure Schedule of the Sellers, none of the Companies is in violation of any term of its charter or by-laws or any Contract or of any judgment, decree or order and none of the Companies is in violation of any Law, permit, concession, grant, franchise, license or other govern- mental authorization or approval applicable to it or any of its properties, except for such violation that would not have a Material Adverse Effect with respect to the Companies.

     3C.18 Employees. Schedule 3C.18 of the Disclosure Schedule of Sellers lists all persons (the "Employees") employed by any of the Companies as of September 30, 1996.

     3C.19 Employee Benefit Matters. (a) None of the Companies, any ERISA Affiliate or any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or previously maintained by any of them (a "Pension Plan"), has incurred any material liability with respect to any Pension Plan, other than premiums to the Pension Benefit Guaranty Corporation ("PBGC"), payment of employer contributions in an aggregate amount of not greater than $100,000 and expenses of administration in an aggregate amount of not greater than $15,000. There is not currently pending with the PBGC with respect to any Pension Plan any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

     (b) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the Closing Date under the terms of each Employee Plan, ERISA and collective bargaining agreement, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (including any Pension Plan previously maintained by the Companies or any ERISA Affiliate), and there was no "unfunded current liability" (as defined in Section 412 of the Code) as of December 31, 1995 with respect to any Pension Plan, except as set forth (i) in footnote 5 of the Company Annual Statement for the year ended December 31, 1995 or (ii) in Schedule 3C.19(b) of the Disclosure Schedule of Sellers, and to the best knowledge of each Seller, except as set forth in such Schedule 3C.19(b), as of the date hereof there are no facts, circumstances or developments with respect to any Pension Plan that would give rise to an "unfunded current liability" with respect to any Pension Plan.

     (c) Neither the Company nor any ERISA Affiliate has contributed to, or been required to contribute to, any multiemployer plan (as defined in Section 3(37) of ERISA.

     (d) All Employee Plans that are "employee benefit plans," as defined in
Section 3(3) of ERISA, that are maintained by the Companies or previously maintained by the Companies comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Except as set forth in Schedule 3C.19(b) of the Disclosure Schedule of Sellers, none of the Companies has any material liability under any such plan.

     (e) No prohibited transaction has occurred with respect to any Employee Plan that is an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Companies or previously maintained by the Companies that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.

     (f) The funding under each Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) does not exceed the limitation under Section 419A(b) or 419(c) of the Code. None of the Companies is subject to taxation on the income of any such plan or any such plan previously maintained by the Companies or an ERISA Affiliate.

     (g) Schedule 3C.19(a) of the Disclosure Schedule of Sellers contains a true and complete list of all Pension Plans and Employee Plans.

     3C.20 Assets and Properties. (a) Schedule 3C.20(a) of the Disclosure Schedule of Sellers contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications and software owned by the Companies or its Affiliates and used by any of the Companies in connection with the operation of their respective businesses (collectively the "Intellectual Property"). Unless otherwise indicated in such Schedule 3C.20(a), one or more of the Companies owns the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same), and no person is infringing on the Companies' ownership or use of the Intellectual Property.

     (b) Schedule 3C.20(b) of the Disclosure Schedule of Sellers contains a list of all debentures, notes, stocks, limited partnership interests, other securities, mortgages and other investment assets owned by each of the Companies as of September 30, 1996. Each of the Companies had good and marketable title to all debentures, notes, stocks, limited partnership interests, other securities, mortgages and other investment assets (excluding real property) owned by it as of such date, free and clear of all Liens.

     (c) Schedule 3C.20(c) of the Disclosure Schedule of Sellers contains a true and complete list and description of all real property in which each of the Companies has an ownership interest. Each of the Companies owns good and insurable fee simple title to all such real property, free and clear of all Liens, except for Permitted Liens.

     (d) Schedule 3C.20(d) of the Disclosure Schedule of Sellers contains a true and complete list and description of all real property leased by each of the Companies. Each of the Companies has a valid leasehold interest in all such leased real property.

     3C.21 Reserves. The Reserves in respect of each of the Companies' insurance business as established or reflected in the Company Quarterly Statement for the quarter ended September 30, 1996 (a) were determined in accordance with SAP and the actuarial assumptions of Maher Associates, Inc. described in the acturial analysis of such actuary dated February 19, 1996, (b) were in accordance with the requirements specified in the related insurance or reinsurance Contracts in all material respects and (c) met the requirements of the insurance laws of each applicable jurisdiction in all material respects. Each of the Companies owns assets that qualify as admitted assets under applicable insurance laws in an amount at least equal to all such reserves and similar amounts of the respective Company.

     3C.22 Operating Insurance. Schedule 3C.22 of the Disclosure Schedule of Sellers contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability and other similar insurance contracts that insure the business, operations, or affairs of each of the Companies or affect or relate to the ownership, use or operations of any of the assets or properties of each of the Companies.

     3C.23 Bank Accounts. Schedule 3C.23 of the Disclosure Schedule of Sellers contains (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which any of the Companies has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, (c) a true and complete list of all signatories for each such account and box and (d) a true and complete list of all compensating balances required with respect to each such account.

     3C.24 Charter Documents and By-laws. Sellers have heretofore made available to Buyer true and complete copies of the certificates or articles of incorporation and by-laws of each of the Companies, as in effect on the date hereof.

     3C.25 Minute Books. To the best knowledge of Sellers, the minute books of each of the Companies accurately reflect in all material respects all formal actions taken at all meetings held during the Pre-Ownership Period and all consents in lieu of meetings of the stockholders of the respective Company since the date of formation of such Company through and including June 30, 1994, and all formal actions taken at all meetings held during the Pre-Ownership Period and all consents in lieu of meetings of the boards of directors of each of the Companies and all committees thereof since the date of formation of such Company through and including June 30, 1994. The minute books of each of the Companies accurately reflect in all material respects all formal actions taken at all meetings held during the Ownership Period and all consents in lieu of meetings of the stockholders of the respective Company since July 1, 1994, and all formal actions taken at all meetings held during the Ownership Period and all consents in lieu of meetings of the boards of directors of each of the Companies and all committees thereof since July 1, 1994. All of such minute books have previously been made available for inspection by Buyer.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to (a) each Seller, with respect to
(i) the first sentence of Section 4.1 and the first sentence of Section 4.8 and
(ii) Sections 4.3, 4.4, 4.5, 4.6, 4.9 and 4.16, and (b) PIC only, with respect to (i) the second and third sentences of Section 4.1, (ii) the second sentence of Section 4.8 and (iii) Sections 4.2, 4.7, 4.10, 4.11, 4.12, 4.13, 4.14 and
4.15:

     4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Buyer has all requisite corporate power and authority to conduct its business as currently conducted and to own or lease and to operate its properties. Buyer is duly qualified or admitted to do business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted would not reasonably be likely to have a Material Adverse Effect with respect to Buyer.


     4.2 Capitalization (a) The authorized capital stock of Buyer consists of 11,700,000 shares of capital stock, (i) 10,000,000 of which are designated Class A Common Stock, no par value (the "Front Royal Class A Stock"), (ii) 700,000 of which are designated Class B Common Stock, no par value (the "Front Royal Class B Stock"), and (iii) 1,000,000 of which are designated preferred stock, par value $100 per share. There are 5,442,030 shares of Front Royal Class A Stock issued and outstanding and 272,895 shares of Front Royal Class B Stock issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no shares of preferred stock issued and outstanding. Upon issuance on the Closing Date of the Front Royal Preferred Stock to PIC, there will be 155,000 shares of Front Royal Preferred Stock issued and outstanding and all such outstanding shares will be duly authorized and validly issued, fully paid and non-assessable. All of the outstanding capital stock of each of the Front Royal Subsidiaries is owned beneficially and of record by Buyer or a Front Royal Subsidiary as set forth in Schedule 4.2(a) of the Disclosure Schedule of Buyer, free and clear of all Liens, except for such Liens set forth in the Disclosure Schedule of Buyer.

     (b) The authorized capital stock of Colony Management consists of 5,000 shares of Common Stock, no par value, 100 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (c) The authorized capital stock of Colony Insurance consists of 200,000 shares of Common Stock, par value $10 per share, all of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (d) The authorized capital stock of FREIM consists of 200,000 shares of Common Stock, par value $.01 per share, 60,000 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (e) The authorized capital stock of FRESI consists of 100,000 shares of Common Stock, par value $1.00 per share, 11,875 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (f) The authorized capital stock of Hamilton Insurance consists of 1,500 shares of Common Stock, par value $1,000 per share, all of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (g) The authorized capital stock of Front Royal Insurance consists of 1,000 shares of Common Stock, par value $1,500 per share, all of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.


     (h) The authorized capital stock of FRETS consists of 5,000 shares of Common Stock, no par value, 100 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (i) The authorized capital stock of Triangle Engineering consists of 100,000 shares of Common Stock, par value $1.00 per share, 10 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. Triangle Engineering has no assets, other than certain immaterial assets necessary in connection with its continued existence, and conducts no business.

     (j) Except as set forth in Schedule 4.2(j) of the Disclosure Schedule of Buyer and for this Agreement, there are no outstanding securities, rights (pre-emptive or other), subscriptions, calls, warrants, option or other agreements that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of Buyer or the Front Royal Subsidiaries (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of Buyer or the Front Royal Subsidiaries (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of shares of capital stock of Buyer or the Front Royal Subsidiaries or (iii) participate in the equity, income or election of directors or officers of Buyer or the Front Royal Subsidiaries.

     (k) As of the Closing Date, such number as set forth in the Charter Amendment of shares of Front Royal Class A Stock will be reserved for issuance upon conversion of the shares of Front Royal Preferred Stock to be issued on the Closing Date.

     4.3 Authority, Validity and Enforceability. Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions required of it or contemplated by this Agreement. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer. No other action or proceeding on the part of the Buyer is necessary to authorize the Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     4.4 No Violation or Breach. The execution, delivery and performance of this Agreement by Buyer does not, and the consummation of the transactions required by Buyer contemplated hereby will not (with or without the giving of notice or the lapse of time or both):

     (a) violate or require any consent or approval under, any provision of the

Certificate of Incorporation or by-laws of Buyer;

     (b) except as set forth in Section 4.5 hereof, violate or result in a default of, or require any consent or approval under any agreement, policy, instrument, contract, commitment, license, franchise, permit or trust to which Buyer is a party or is otherwise subject, except for such violations or breaches which would not have a Material Adverse Effect with respect to Buyer; or

     (c) violate or result in a default of, or require any consent or approval under, any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority to which Buyer is a party or otherwise subject.

     4.5 Consents. Except as set forth on Schedule 4.5 of the Disclosure Schedule of Buyer, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made, and no consent of any third party is required to be obtained, by Buyer, in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     4.6 Purchase for Investment. Buyer is purchasing the Purchased Stock for its own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act. Buyer acknowledges that the offer and sale of the Purchased Stock pursuant hereto are intended to be exempt from the Securities Act, and the Purchased Stock may not be resold or otherwise transferred except pursuant to an effective registration statement or an exemption from registration thereunder, and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws.

     4.7 Licenses and Permits. Each of Buyer and the Front Royal Subsidiaries has all Permits required in each of the jurisdictions listed on Schedule 4.7 of the Disclosure Schedule of Buyer to engage in the business of writing insurance policies of the type specified on such Schedule 4.7 except for such Permits, the absence, expiration or invalidity of which, individually or in the aggregate, do not have a Material Adverse Effect with respect to Buyer. Each of Buyer and the Front Royal Subsidiaries is duly licensed and qualified to transact those lines of insurance business in those states and jurisdictions listed on such Schedule
4.7. Except as set forth on such Schedule 4.7, all such Permits are owned by Buyer and the Front Royal Subsidiaries, are in full force and effect and none of Buyer or the Front Royal Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that could result in a penalty or fine in excess of $25,000, singly or in the aggregate, or in the suspension, revocation or limitation on any such Permit, and, to the best knowledge of Buyer, there is no basis for any such fine, penalty, suspension, revocation or limitation. Each of Buyer and the Front Royal Subsidiaries possesses the minimum statutory capital and surplus as required by each such jurisdiction for the type of insurance written by

Buyer and the Front Royal Subsidiaries in each jurisdiction set forth on such
Schedule 4.7.

     4.8 Litigation. Except as set forth on Schedule 4.8 of the Disclosure Schedule of Buyer, and except for claims made under or in connection with insurance policies issued by the Front Royal Subsidiaries:

          (a) there is no action, proceeding, investigation or inquiry pending or, to the best knowledge of Buyer, threatened against Buyer which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto or in connection with the purchase and sale of the Purchased Stock; and

          (b) to the best knowledge of Buyer, there is no state of facts and there has occurred no event or group of related events, that would form the basis of any claim against Buyer for liability on account of violation of statute or regulation, or otherwise in connection with the conduct of its business that, if adversely determined, would have a Material Adverse Effect with respect to Buyer or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or in connection with the purchase and sale of the Purchased Stock.

Except as set forth on Schedule 4.8 of the Disclosure Schedule of Buyer, with respect to claims made against any of the Front Royal Subsidiaries under or in connection with insurance policies issued by the Front Royal Subsidiaries, there are no claims as to which liability in excess of applicable coverage limits has been asserted against any of the Front Royal Subsidiaries including, without limitation, claims for bad faith or for punitive damages.

     4.9 No Brokers. Other than counsel, Buyer has not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

     4.10 Charter Documents and By-laws. Buyer has heretofore made available to Sellers true and complete copies of the certificates of incorporation and by-laws of Buyer and of each the Front Royal Subsidiaries, as in effect on the date hereof.

     4.11 Minute Books. The minute books of Buyer and the Front Royal Subsidiaries accurately reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders of the respective company since the date of formation of such company, and all formal actions taken at all meetings and all consents in lieu of meetings of the board of directors of Buyer and the Front Royal Subsidiaries and all committees thereof since the date of formation of such company. All of such minute books have previously been made available for inspection by PIC.

     4.12 Statutory Statements. Buyer has delivered to Sellers (a) the Front Royal Statutory Statements and (b) any annual statutory statements of Front Royal Insurance, Hamilton Insurance and Colony Insurance that were filed for the year ended December 31, 1995 in any jurisdiction (other than Virginia and Ohio) and which differ from the Front Royal Annual Statement for the year ended December 31, 1995. Each such Front Royal Statutory Statement (i) complied in all material respects with all applicable laws when so filed, (ii) was prepared in accordance with SAP and (iii) presents fairly in all material respects the financial position of Front Royal Insurance, Hamilton Insurance and Colony Insurance as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of Front Royal Insurance, Hamilton Insurance and Colony Insurance for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such Statutory Statement.

     4.13 Insurance Regulatory Filings. Since January 1, 1991, each of Buyer and the Front Royal Subsidiaries has filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to the Virginia Insurance Department or the Ohio Insurance Department and all other federal, state or local governmental authorities with jurisdiction over any of Buyer or the Front Royal Subsidiaries except where the failure to file would not have a Material Adverse Effect with respect to Buyer. Buyer has made available to PIC copies of all reports of examinations (whether financial, market conduct or other) issued by and all drafts of as of yet unissued reports of examinations delivered by the Virginia Insurance Department or the Ohio Insurance Department and all other state insurance regulatory authorities in respect of any of Buyer and the Front Royal Subsidiaries received since January 1, 1991. Except as set forth on Schedule 4.13 of the Disclosure Schedule of Buyer, no deficiencies material to the financial condition, operations or prospects of any of Buyer or the Front Royal Subsidiaries have been asserted by the Virginia Insurance Department or the Ohio Insurance Department or any other state insurance regulatory authority with respect to any reports or filings made on behalf of any of Buyer or the Front Royal Subsidiaries since January 1, 1991. Buyer has made available to PIC copies of all written responses submitted on behalf of any of Buyer and the Front Royal Subsidiaries since January 1, 1991, in respect of any report of examination (whether financial, market conduct or other) of any of Buyer and the Front Royal Subsidiaries by the Virginia Insurance Department or the Ohio Insurance Department or any other state regulatory authority. Buyer has made available to PIC all files of Buyer and the Front Royal Subsidiaries relating to correspondence with the Virginia Insurance Department or the Ohio Insurance Department or any other insurance regulatory authority.

     4.14 Reserves. The loss, loss adjustment and unearned premium reserves and other similar amounts with respect to losses, claims, discounts and expenses in respect of the insurance business of each of Front Royal Insurance, Hamilton

Insurance and Colony Insurance as established or reflected in the Front Royal Quarterly Statement for the quarter ended as of September 30, 1996 (a) were determined in accordance with SAP and the actuarial assumptions of Tillingham-Towers Perrin described in the acturial opinion of such actuary dated April 2, 1996, (b) were in accordance with the requirements specified in the related insurance or reinsurance contracts in all material respects and (c) met the requirements of the insurance laws of each applicable jurisdiction in all material respects. Each of Front Royal Insurance, Hamilton Insurance and Colony Insurance owns assets that qualify as admitted assets under applicable insurance laws in an amount at least equal to all such reserves and similar amounts of the respective company.

     4.15 Net Worth. Upon consummation of the transactions contemplated hereby, the "present fair saleable value" of the assets of Buyer as of the Closing Date shall be greater than the amount of all "liabilities, contingent or otherwise" of Front Royal as of the Closing Date, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.


                                    ARTICLE V

                       CERTAIN MATTERS PENDING THE CLOSING

     5.1 Carry on in Regular Course. Except as provided in this Agreement, or with the express written consent of Buyer, between the date hereof and the Closing Date:

          (a) each of the Companies shall carry on its respective business in the ordinary course and substantially in the same manner as heretofore carried on;

          (b) each of the Companies shall use its commercially reasonable best efforts to preserve its respective properties, business, and relationships with its respective clients and customers;

          (c) each of the Companies shall not dispose of any material asset of any of the Companies; provided that the disposition in the ordinary course of business of any asset set forth on Schedule 3C.20(b) and concurrent replacement thereof with a substantially similar asset shall not be deemed a breach of this clause (c);

          (d) each of the Companies shall not make, declare or pay any dividend or distribution on any shares of any of the Companies' capital stock, except from the Company Subsidiaries to the Company; and

          (e) the Company shall maintain Reserves such that one-year development of $23,293,000 will be shown on Schedule P-Part 2 Summary, Column (12),

     Line (12) of the December 31, 1996 Annual Statement.

Sellers will advise Buyer promptly in writing of any material adverse change in the properties, business, results of operations, condition (financial or otherwise) or affairs of any of the Companies.

     5.2 Indebtedness. Without the prior written consent of Buyer, none of the Companies shall:

          (a) create, incur or assume any indebtedness for borrowed money;

          (b) mortgage, pledge or otherwise encumber or subject to any Lien any of its properties or assets other than Permitted Liens; or

          (c) create or assume any other indebtedness except accounts payable and other liabilities incurred in the ordinary course of business.

     5.3 Issuance of Stock. Sellers covenant and agree that none of the Companies shall issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class.

     5.4 Compensation. Schedule 5.4 of the Disclosure Schedule of Sellers sets forth a complete list of the annual salaries and wages and commission schedules of all Employees as of September 30, 1996. There have been no changes in Employee Plans since April 30, 1993, except for changes required by Law. Except as disclosed to Buyer by Sellers in writing prior to the date hereof, Sellers covenant and agree that no Company shall grant any increases in the salaries and wages or increases in commission schedules of any Employee, institute any new employee benefits with respect to such Employees or amend any Employee Plans to increase, benefits except for any such increases that are for cost of living or merit in accordance with past practice, without the written consent of Buyer.

     5.5 Compliance with Law. Sellers shall cause each of the Companies to use its best efforts to comply in all material respects with all applicable Law and with all orders of any court or of any federal, state, municipal or other governmental department.

     5.6 Access to Information. At Buyer's expense, Buyer and its authorized agents, officers and representatives, for the purpose of confirming the representations and warranties contained in Article III, shall have reasonable access to the properties, books, records, contracts, information and documents of the Companies; provided, however, that such examinations and investigations,
(a) shall occur with a minimum of 24 hours advance written notice, (b) shall be conducted during normal business hours and (c) shall not unreasonably interfere with the operations and activities of the Companies. Sellers and the Companies shall cooperate in all reasonable respects with Buyer's examinations and investigations. Buyer shall maintain all information regarding the Companies in complete confidence and shall not disclose such information to any person except as required by law, provided, however, Buyer shall not be required to keep confidential information that (i) is or becomes generally available to the public other than as a result of disclosure by Buyer, (ii) is or becomes available to Buyer on a nonconfidential basis from a source other than Sellers or the Companies or (iii) Buyer or any of their Affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena. At Buyer's expense, Buyer shall be entitled to designate an agent of Buyer reasonably satisfactory to Sellers to act as an observer of the operations of the Companies and such agent shall have access to all properties, books, records, contracts, information, documents and personnel of the Companies subject to the limitations set forth in clause (a), (b) and (c) above. Sellers acknowledge and agree that nothing in this Section 5.6 shall be deemed to release Sellers from any of their liabilities or obligations under this Agreement.

     5.7 Cooperative; Best Efforts. (a) Subject to the terms and conditions provided herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law (including, without limitation, the Pennsylvania Insurance Law), to consummate and make effective the transactions contemplated by this Agreement.

     (b) Each Seller and Buyer agrees to make their respective filing promptly pursuant to the HSR Act and to use their reasonable best efforts and to cooperate with each other to effect compliance with the HSR Act. Each of the parties hereto agrees to make all required regulatory filings promptly after the date hereof and to diligently pursue compliance with Pennsylvania Insurance Law and Virginia Insurance Law.

     (c) In furtherance and not in limitation of the foregoing, each of Sellers, on the one hand, and Buyer, on the other hand, agree to inform the other party prior to any and all scheduled meetings and communications, whether oral (including telephonic or otherwise) or written, between such party and the Department with respect to this Agreement or any of the transactions contemplated hereby, and promptly thereafter to provide the other party with a complete and accurate report of each such scheduled meeting or communication, as well as any unscheduled meetings and communications, and, if in writing, with a copy thereof.

     5.8 Consents. Each Seller and Buyer shall diligently pursue obtaining consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     5.9 Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Companies and to the general public and the press relating to the transactions covered by this

Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Sellers and Buyer.

     5.10 No Solicitation. None of Sellers or the Companies shall, after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 11.1 hereof, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any of the Companies or any business combination with any of the Companies or, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

     5.11 Articles and By-laws. (a) Sellers covenant and agree that none of the Companies shall amend its certificate or articles of incorporation or by-laws, except as may be necessary to comply with the terms of this Agreement, or merge or consolidate with or into any other corporation.

     (b) Buyer covenants and agrees that it shall file on or before the Closing Date the Charter Amendment and except with respect to such filing and the filing of an amendment to its articles of incorporation to increase the authorized number of shares of Front Royal Class A Stock to 20,000,000, Buyer shall not amend its articles of incorporation or by-laws or merge or consolidate with or into any other corporation.

     5.12 Breaches of Representations and Warranties. Sellers, on the one hand, and Buyer, on the other hand, covenant and agree to disclose in writing to Buyer and Sellers, respectively, any breach of any representation, warranty, covenant or agreement of any party hereto promptly upon becoming aware thereof.


                                   ARTICLE VI

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 6.7 [Regulatory Approvals] and 6.10 [HSR], may be waived by Buyer):

     6.1 Compliance with Agreement. Each of PIC and Trirock shall have performed and complied in all material respects with all of its respective obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.


     6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Sellers and the Companies in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Sellers shall have made available to Buyer for examination the originals or true and correct copies of all documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

     6.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.4 Representations and Warranties. The representations and warranties made by Sellers in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties have been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date. Notwithstanding the foregoing, if any of the representations and warranties set forth in Section 3C.20(b), (c) and (d) or Section 3C.21 are not so true and correct as of the Closing Date but the condition precedent set forth in Section 6.13 and Section 6.6(c)(v) has been met, then the condition precedent set forth in this Section 6.4 shall be deemed to have been satisfied.

     6.5 Agreements. The following agreements shall have been duly and validly executed and delivered by the parties thereto and shall be in full force and effect:

          (a) the Shareholders Agreement;

          (b) the Lease;

          (c) the Non-Compete and Non-Solicitation Agreements;

          (d) the Option Agreement; and

          (e) the Amended and Restated License Agreement.

     6.6 Additional Deliveries at Closing. Sellers shall have, or shall cause to have, delivered to Buyer (a) certificates representing the Purchased Stock, accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens, and
(b) the following documents, each duly executed and delivered and dated as of the Closing Date: (i) the Opinion of PIC's Counsel; (ii) the Opinion of Trirock's Counsel; (iii) PIC's Closing Certificate; (iv) Trirock's Closing Certificate; (v) the Surplus Certificate; and (vi) the affidavits referred to in Sections 3A.8 and 3B.7.


     6.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies with jurisdiction over Sellers, the Companies or Buyer to permit the sale of the Purchased Stock and the other transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to Buyer).

     6.8 Consents. There shall have been obtained written consent with respect to any Contract which requires any third party consent due to the consummation of the transactions contemplated by this Agreement, except for such consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Companies.

     6.9 Resignation of Directors and Officers. Each member of the Board of Directors and each officer of the Companies shall have resigned from such positions effective on the Closing Date.

     6.10 Waiting Periods. All applicable waiting periods under Section 7A of the Clayton Act and the HSR Act and the rules and regulations thereunder shall have expired without indication from the Federal Trade Commission or the United States Justice Department that the transactions contemplated hereby may be consummated only upon terms which differ adversely from the description of the transaction set forth in any filing made on behalf of Buyer for any governmental approval.

     6.11 Preferred Stock Sale Agreement. The closing under the Preferred Stock Sale Agreement shall have been consummated concurrently with the Closing, in accordance with the terms thereof.

     6.12 Premier Stock Purchase Agreement. (a) The closing under the Premier Stock Purchase Agreement shall have been consummated concurrently with the Closing, in accordance with the terms thereof, including, without limitation, the issuance by Premier of the reinsurance contract of the Company as provided therein.

     (b) PIC or Premier shall have assumed, pursuant to an assumption reinsurance treaty in form and substance reasonably satisfactory to Buyer, all of the private passenger automobile business written by the Company, and a cash account of the Company in an amount equal to 100% of the loss, allocated loss adjustment and unearned premium reserves for the private passenger automobile business shall have been funded by PIC directly or indirectly through Premier.

     6.13 Policyholders' Surplus. The amount of Surplus that will be shown on the December 31, 1996 Annual Statement shall be equal to or greater than $50,000,000.

     6.14 Books and Records. Sellers shall have delivered to Buyer all minute books, stock records and other corporate and financial records of each of the Companies.


     6.15 Disclaimers of Affiliation. PIC, Timothy I. McCarthy, Charles M. Lederman, Fort Washington and Premier, each shall have (a) filed with the Department a disclaimer of affiliation under Section 4K of the Insurance Holding Company System Regulatory Act and the Department shall have acknowledged and concurred with such disclaimer, and (b) delivered an undertaking to Buyer to file similar disclaimers with respect to any insurance company or any insurance holding company anytime in the future Controlled (as defined in Section 1 of the foregoing Act) by it or him.

     6.16 Certificate of Breaches. PIC shall have delivered to Buyer an officer's certificate and Trirock shall have delivered to Buyer a general partner certificate, in each case setting forth, to the best knowledge of Sellers, any breaches of any Operational Representations of Buyer.

     6.17 Phase II Environmental Report. Buyer shall have received from FRESI the Phase II environmental report with respect to the properties to be leased pursuant to the Lease.

                                   ARTICLE VII

                             CONDITIONS PRECEDENT TO
                           THE OBLIGATIONS OF SELLERS

     Each and every obligation of Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 7.7 [Regulatory Approvals] and 7.9 [HSR] may be waived by Sellers):

     7.1 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

     7.2 Proceedings and Instruments Satisfactory. All pro- ceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Sellers and their respective counsel, and Buyer shall have made available to Sellers for examination the originals or true and correct copies of all documents that Sellers may reasonably request in connection with the transactions contemplated by this Agreement.

     7.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.4 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date.

     7.5 Agreements. The following agreements shall have been duly and validly executed and delivered by the parties thereto and shall be in full force and effect:

          (a) the Shareholders Agreement;

          (b) the Lease;

          (c) the Non-Compete and Non-Solicitation Agreements;

          (d) the Option Agreement; and

          (e) the Amended and Restated License Agreement.

     7.6 Additional Deliveries at Closing. Buyer shall have, or shall cause to have, delivered: to each Seller, as appropriate, (a) the Cash Payment and certificates representing the Preferred Stock, as provided in Section 2.3(b) hereof, (b) the Trirock Note, (c) the following documents, each duly executed and delivered and dated as of the Closing Date: (i) the Opinion of Buyer's Counsel and (ii) the Buyer Closing Certificate, and (d) a copy of the Phase II environmental report prepared by FRESI and delivered to Buyer prior to the Closing Date with respect to the properties to be leased pursuant to the Lease.

     7.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies and from any foreign regulatory agencies, in either case with jurisdiction over Sellers, the Companies or Buyer to permit the sale of the Purchased Stock and the other transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to Sellers).

     7.8 Consents. There shall have been obtained written consent with respect to any Contract which requires any third party consent due to the consummation of the transactions contemplated by this Agreement, except for such consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to Buyer.

     7.9 Waiting Periods. All applicable waiting periods under Section 7A of the Clayton Act and the HSR Act and the rules and regulations thereunder shall have expired without indication from the Federal Trade Commission or the United States Justice Department that the transactions contemplated hereby any be consummated only upon terms which differ adversely from the description of the transaction set forth in any filing made on behalf of Buyer for any governmental approval.

     7.10 Preferred Stock Sale Agreement. The closing under the Preferred Stock Sale Agreement shall have been consummated concurrently with the Closing, in accordance with the terms thereof.

     7.11 Premier Stock Purchase Agreement. The closing under the Premier Stock Purchase Agreement shall have been consummated concurrently with the Closing, in accordance with the terms thereof. PIC shall have (a) assumed pursuant to an assumption reinsurance treaty, all of the private passenger automobile business written by the Company and (b) funded an account of the Company with cash in an amount equal to 100% of the loss, loss adjustment and unearned premium reserves for the private passenger automobile business reinsured by PIC.

     7.12 Certificate of Breaches. Buyer shall have delivered to Sellers an officer's certificate setting forth, to the best knowledge of Buyer, any breaches of any Operational Representations of Sellers.


                                  ARTICLE VIII

                   CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS

     8.1 Records. Buyer shall preserve and keep, free of charge, all books, papers and records included in the assets of the Companies relating to their respective businesses for periods prior to the Closing Date for a period of not less than five years following the Closing Date; provided, however, prior to the fifth year following the Closing Date, Buyer may destroy such materials if Buyer provides Sellers 30 Business Days' prior notice that Buyer intends to destroy any or all of such books, papers and records and each Seller shall have the right to review and remove any books, papers and records to be destroyed at Sellers' expense. Buyer agrees to permit each Seller and its attorneys, accountants, agents and designees access to such books, papers and records from and after the Closing Date for all reasonable purposes. Any such examination shall be at the expense of such Seller, shall be performed at the place such books, papers and records are regularly maintained and shall not unreasonably interfere with Buyer's or the Companies' normal business activities.

     8.2 Access. Buyer and Sellers and each of their authorized agents, officers and representatives shall have reasonable access to the properties, books, records, contracts, information and documents of the Companies and each other to conduct such examinations and investigations of its or their business as it deems necessary, provided that such examinations and investigations: (a) shall be germane to rights or obligations arising out of this Agreement, the operations of the Companies prior to the Closing Date or to the transactions occurring between the Companies and their affiliates prior to the Closing Date; (b) shall be conducted only in the presence of a designated representative of Buyer or Sellers, as appropriate;
(c) shall be during normal business hours; (d) shall not unreasonably interfere with operations and activities; and (e) shall be subject to prior approval if the information or documents requested are, in the reasonable opinion of an officer, of a nature that may compromise the competitive position of Buyer or Sellers. Buyer, on the one hand, and Sellers, on the other hand, shall cooperate in all reasonable respects with each other's examinations and investigations.

     8.3 Cooperation. Buyer and Sellers will cooperate in all respects in connection with the giving of any notices to any governmental authority or self-regulatory organization or securing the permission, approval, determination, consent or waiver of any governmental authority or other party required in connection with the consummation of the transactions contemplated under this Agreement. Buyer promptly will furnish to Sellers copies of the Forms A filed with the Department and all correspondence with the Department with respect thereto.

     8.4 Confidentiality. Following the Closing, Sellers shall keep confidential all information concerning the business, operations, properties, assets and financial affairs of the Companies and may disclose such information only upon receipt of prior written consent from Buyer, as required by law, or if such disclosure is required (a) in connection with a Seller's filing of any state or federal income tax returns, (b) in connection with filings made with the Securities and Exchange Commission or any national securities exchange or (c) by order of any judicial or administrative authority, provided, however, Sellers shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by Sellers, (y) is or becomes available to Sellers on a nonconfidential basis from a source other than Buyer or the Front Royal Subsidiaries or (z) Sellers or any of their Affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena.

     8.5 Use of Name. From and after the Closing Date, neither PIC nor Trirock or their respective Affiliates shall (a) use the name "Rockwood" or any name similar thereto or any derivation thereof, except that Rockwood Asset Management, Inc. may continue to use the name "Rockwood" provided that its sole business is the ownership and operation of real property in Rockwood, Pennsylvania, or (b) use the names "Mid State," "Coal," "Comprehensive" or "Somerset" or any names similar thereto or any derivations thereof in connection, directly or indirectly, with the insurance business.

     8.6 Non-Solicitation of Employees. Sellers hereby agree that for a period commencing on the Closing Date and ending three years thereafter, neither Seller nor any of its Affiliates shall solicit for employment by either Seller or any of its Affiliates any employees of any of the Companies.

     8.7 President of the Company. Buyer covenants and agrees that it will not permit the Company to elect John P. Yediny as the President or Chief Executive

Officer of the Company without the prior approval of the Commissioner.

     8.8 Relocation of Business; Access. (a) Buyer covenants and agrees that prior to June 30, 2001 it will not permit the Company to move any of its insurance operations from Somerset County, Pennsylvania.

     (b) After the Closing, in connection with the prosecution and/or defense of, those actions, claims, or beneficial interests in, those matters set forth on Exhibit 8.8 by the Estate of Rockwood Insurance Company in Liquidation ("RIC"), without expense to RIC, Buyer shall cause the Company to cooperate and assist RIC by making its personnel (including but not limited to John P. Yediny, Philip Kift and David Hay) and records available to RIC, its agents and counsel; provided that such activities do not unreasonably interfere with the operations of the business of the Company and, provided further, that all reasonably incurred out-of-pocket expenses of the Company shall be reimbursed by RIC to the Company upon receipt of substantiating documentation.

     8.9 Trirock Not to Dissolve. Trirock covenants and agrees that it shall not dissolve or wind up its affairs or take any action or fail to take any action with a view to the foregoing, prior to the third anniversary of the Closing Date, provided that if prior to such third anniversary a notice of an Indemnity Claim is delivered by Buyer pursuant to Section 10.5, then Trirock shall not so dissolve or wind up its affairs or so take any action or so fail to take any action unless and until such Indemnity Claim is resolved pursuant to the terms of Article X.

     8.10 Pittsburgh Mutual Insurance Company. Buyer hereby acknowledges that it has no rights to or any interest in Pittsburgh Mutual Insurance Company, a mutual insurance company formed under the laws of the Commonwealth of Pennsylvania, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IX

                                   TAX LOSSES

     9.1 Tax Losses. Subject to the PIC Basket and the PIC Cap and the Trirock Basket and the Trirock Cap, Sellers shall indemnify and hold harmless Buyer and the Companies and their respective affiliates, officers, directors and employees against any Tax Losses. To the extent that any breach by Sellers of the representations and warranties contained in Section 3C.15 results in any Tax Losses, such breach shall be subject to the terms and provisions of this Article IX and the indemnification provisions relating hereto.

     9.2 Contests. Sellers and their duly appointed representatives shall have the right to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle or contest any asserted tax deficiencies that could give rise to any Tax Losses. The foregoing notwithstanding, without Buyer's prior written consent, Sellers shall not enter into any agreement that would adversely affect Buyer or any of the Companies (including, without limitation, liability for taxes with respect to taxable periods ending after the Closing
Date), except for adverse effects that are included in Tax Losses subject to indemnification pursuant hereto. In the event Buyer does not consent to a settlement agreement recommended by Sellers with respect to any Tax Losses, then the aggregate amount of the indemnification payable by Sellers in connection with such Tax Losses shall not exceed the amount that would otherwise have been payable had Sellers so entered into such settlement agreement. Buyer shall within 14 days after it has knowledge of the assertion or commencement thereof notify Sellers of the written assertion of any claim or the commencement of any suit, action, proceeding, investigation or audit (any of the foregoing, a "Contest") that could give rise to any Tax Losses, and shall provide Sellers with copies (subject to deletion of unrelated information) of all correspondence relating to such Contest. Each party shall bear its own costs of defending against such Contest.


                                    ARTICLE X

                                 INDEMNIFICATION

     10.1 Survival of Representations and Warranties. The right to enforce claims for breaches of representations, warranties, covenants and agreements of Sellers, on the one hand, and Buyer, on the other hand, contained in this Agreement and the respective obligations of the parties with respect thereto, shall survive the making of this Agreement, any investigations made by or on behalf of the parties hereto and the Closing Date, and shall continue in full force and effect until the expiration of 30 months from the Closing Date, except:

          (i) with respect to Sections 3C.15 [Taxes], 3C.19 [Employee Benefit Matters] and Article IX, the remedy for breach of which shall continue in full force and effect until any claims or liabilities with respect thereto shall be barred by the expiration of the applicable statute of limitations or any extensions thereof; and

          (ii) with respect to Sections 3A.4 [Title to Shares], 3B.4 [Title to Shares] and 3C.3 [Capitalization] and the indemnification provided pursuant to Section 10.2A(c) and Section 10.2B(c), to which there shall be no expiration.

All such representations and warranties and liabilities shall expire and terminate at the time provided for above, except for any claims relating to any specific breaches of any representations or warranties which are asserted in writing on or before the applicable termination date. Each of the parties agrees to give notice to the breaching party of any breach of any such representation, warranty, covenant or agreement, describing such breach in reasonable detail, as soon as practicable after the discovery thereof; provided, however, that the failure to receive such notice shall not relieve the breaching party from any liability in respect to such breach unless and to the extent that the breaching party shall be prevented from curing such breach as a direct result of its failure to receive a timely notice. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

     10.2A Indemnification by PIC. After the Closing Date and subject to the limitations set forth below, including without limitation the limitations described in Section 10.4, PIC agrees to and does hereby indemnify and hold Buyer and its Affiliates, officers, directors and employees harmless against any claims, suits, losses, expenses, damages, obligations, liabilities (including costs and reasonable attorneys' fees) (hereinafter referred to collectively as "Losses") which result from or are related to any of the following:

     (a) any breach or failure of PIC to perform any of its covenants or agreements set forth herein;

     (b) the inaccuracy of any representation or warranty made herein by PIC;

     (c) any liabilities of PIC or its Affiliates (other than the Companies), except for (i) those liabilities incurred pursuant to this Article X and (ii) liabilities of PIC or its

Affiliates which are actually the primary obligation of any of the Companies;

     (d) claims under Article IX; or

     (e) the inaccuracy of any representation and warranty made by the Company in the Premier Stock Purchase Agreement when made or as of the date of closing thereunder.

     10.2B Indemnification by Trirock. After the Closing Date and subject to the limitations set forth below, including without limitation the limitations described in Section 10.4, Trirock agrees to and does hereby indemnify and hold Buyer and its Affiliates, officers, directors and employees harmless against any Losses which result from or are related to any of the following:

     (a) any breach or failure of Trirock to perform any of its covenants or agreements set forth herein;

     (b) the inaccuracy of any representation or warranty made herein by Trirock;

     (c) any liabilities of Trirock or its Affiliates (other than the Companies), except for (i) those liabilities incurred pursuant to this Article X and (ii) liabilities of Trirock or its Affiliates which are actually the primary obligations of any of the Companies; or

     (d) claims under Article IX.

     10.3 Indemnification by Buyer. After the Closing Date, and subject to the limitations set forth below, including, without limitation, the limitations described in Section 10.4, Buyer agrees to and does hereby indemnify and hold each Seller and their respective Affiliates, officers, directors and employees harmless against any Losses resulting to such Seller from any of the following:

     (a) any breach or failure of Buyer to perform any of its covenants or agreements set forth herein;

     (b) the inaccuracy of any representations or warranties made to such Seller by Buyer herein;

     (c) any liabilities of Buyer or its Affiliates (other than the Companies), except for those liabilities of Buyer or its Affiliates incurred pursuant to this Article X; or

     (d) the conduct of the Companies' business after the Closing Date.

     10.4 Limitation of Liability. (a) Subject to clause (b) below:

          (i) Buyer shall not have any liability to indemnify Sellers in respect to Losses incurred by Sellers pursuant to Section 10.3(a) and (b) unless and until the aggregate amount of such Losses exceeds $250,000 (the "Buyer Basket"); and

          (ii) Sellers shall not have any liability to indemnify Buyer in respect of Losses incurred by Buyer pursuant to Section 10.2A(a), (b) and
     (d) or Section 10.2B(a), (b) and (d), in the case of Trirock unless and until the aggregate amount of such Losses exceeds $58,333 (the "Trirock Basket") and in the case of PIC unless and until the aggregate amount of such Losses exceeds $191,667 (the "PIC Basket"), in which event the party seeking indemnification may recover the full amount of such Losses other than the Buyer Basket, the Trirock Basket or the PIC Basket, as the case may be; provided that (1) recovery by Sellers from Buyer in respect of such Losses shall be limited to an aggregate amount of $38,000,000 (the "Buyer Cap"), and (2) the recovery by Buyer from Trirock in respect of such Losses shall be limited to $8,854,000 (the "Trirock Cap") and the recovery by Buyer from PIC in respect of such Losses shall be limited to $29,146,000 (the "PIC Cap").

     (b) Notwithstanding anything in clause (a) above:

          (i) Buyer may recover all Losses whenever incurred pursuant to Section 10.2A(c) and Section 10.2B(c), without regard to the 30-month limitation set forth in Section 10.1, the PIC Cap or the Trirock Cap;

          (ii) Buyer may recover all Losses incurred as a result of a breach of the representation, warranty, covenant or agreement set forth in Sections 3C.10 [Transactions with Interested Persons], 5.1(d) [Carry on in Regular Course-payment of dividends], 5.2 [Indebtedness] and as provided in Section

     2.2(b)(iv), without regard to the Trirock Basket or the PIC Basket;

          (iii) Buyer may recover all Losses whenever incurred pursuant to
     Section 10.2A(e) without regard to the 30-month limitation set forth in
     Section 10.1, the PIC Basket or the PIC Cap;

          (iv) Sellers may recover all Losses whenever incurred pursuant to
     Section 10.3(c) and (d), without regard to the 30-month limitation set forth in Section 10.1 or the Buyer Cap; and

          (v) any Losses of the type covered by, or incurred pursuant to the Lease ("Lease Losses") shall be satisfied in accordance with the terms thereof.

Subject to the provisions of this Section 10.4, with respect to any Losses resulting from the breach of any representation, warranty, covenant or agreement set forth in Article IIIC, Buyer shall be entitled to recover (y) from PIC an amount equal to 76.7% of such Losses and (z) from Trirock an amount equal to 23.3% of such Losses.

     (c) Subject to the limitations hereinafter set forth, after payment by PIC under this Article X of an aggregate amount equal to the PIC Cash Payment, PIC may elect to satisfy its indemnification obligations under this Article X in whole or in part by surrender to Buyer of some or all of the Front Royal Preferred Stock, free and clear of all Liens. PIC shall receive a dollar-for-dollar credit against PIC's indemnification obligation in respect of Losses incurred by Buyer equal to the [stated value] of the Front Royal Preferred Stock surrendered hereunder. Notwithstanding the foregoing, PIC shall not be entitled to satisfy any of its indemnification obligations with respect to any Tax Losses or any Lease Losses by delivery of any Front Royal Preferred Stock and the indemnification of such Tax Losses or Lease Losses may be satisfied only by the payment of immediately available funds.

     10.5 Notice of Indemnity Claims. If a party intends to assert a claim for indemnification (an "Indemnified Party") under this Article X (an "Indemnity Claim"), the Indemnified Party shall promptly provide notice of such Indemnity Claim, to the party from whom indemnification is sought (the "Indemnifying Party") (and in any event within 15 days after becoming aware of such Indemnity Claim). The failure to receive such notice shall not relieve the Indemnifying Party from any liability in respect of such claim unless and to the extent that the Indemnifying Party shall be prevented from curing such situation as a direct result of its failure to receive timely notice. At the time the Indemnity Claim is made and thereafter, the Indemnified Party shall provide the Indemnifying Party with copies of any materials in its possession describing the facts or containing information providing the basis for the Indemnity Claim. If the Indemnity Claim involves a claim by a third party (a "Third Party Indemnity Claim"), the Indemnifying Party may assume and control at its expense the defense of the claim by the third party, provided that the Indemnifying Party agrees in writing with respect to such Third Party Indemnity Claim that it is obligated hereunder to indemnify and hold the Indemnified Party harmless in accordance with the terms of this Article X; and provided, further, that the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense. The failure of the Indemnifying Party to assume the defense of any such claim shall not affect any indemnification obligation under this Agreement.

     Neither an Indemnified Party nor an Indemnifying Party shall settle a claim, suit, action or proceeding without the consent of the other party, which shall not unreasonably be withheld. A party shall not be liable under this
Article X for any such settlement effected without its consent. In the event an Indemnified Party fails to consent to a settlement of a Third Party Claim recommended by the Indemnifying Party, then the amount of indemnification payable with respect to such Third Party Claim shall not exceed the amount of such settlement offer plus all Losses incurred with respect to such claim prior to the date the Indemnified Party rejected the settlement offer.

     10.6 Indemnity Amounts to be Computed on After-Tax Basis. The amount of any indemnification payable under any of the provisions of this Article X shall be
(a) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by the Indemnified Party (or, where Buyer is the Indemnified Party, any of the Companies) by reason of the facts and circumstances giving rise to the indemnification, and (b) increased by the amount of any federal or state income tax required to be paid by the Indemnified Party on the accrual or receipt of the indemnification payment. For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

     10.7 Arbitration. Any dispute arising between the parties hereto as to any matter covered by this Agreement, including any claim for indemnification pursuant to Section 10.2 or 10.3, shall be submitted to arbitration in Somerset County, Pennsylvania in the following manner:

     (a) The party desiring to submit such controversy to arbitration shall give to the other party notice in writing, stating with specificity the matter upon which arbitration is sought. The written notice shall also name the arbitrator selected by such party, which arbitrator shall be a present or retired insurance company executive unaffiliated with such party.

     (b) Within ten Business Days following the receipt of such notice, the other party shall give written notice to the party desiring arbitration of the arbitrator selected by it, which second arbitrator shall likewise be a present or retired insurance company executive unaffiliated with such party.

     (c) Upon the appointment of the second arbitrator, the two arbitrators so chosen shall select a third arbitrator, which third arbitrator shall likewise be a present or retired insurance company executive unaffiliated with such party.

     (d) The three arbitrators thus chosen shall give to each of the parties hereto written notice of the time and place of hearing, which hearing shall be held in Somerset County, Pennsylvania not less than ten Business Days, nor more than 20 Business Days, after the selection of the third arbitrator.

     (e) At the time and place (in Somerset County, Pennsylvania) appointed, the three arbitrators shall proceed with the hearing unless for some good cause, of which a majority of the arbitrators shall be the judge, it shall be postponed until some other day within a reasonable time. The parties hereto shall have full opportunity to be heard on any question thus submitted.

     (f) The arbitrators shall be relieved of following judicial formalities and the rules of evidence shall not apply to such hearing. The determination by a majority of the arbitrators shall be made in writing and a copy thereof delivered to each of the parties hereto. The arbitrators shall in every case deliver their decision within 60 days after the hearing, unless the parties shall otherwise agree to extend the time. Unless the arbitrator determines otherwise, all costs and expenses of arbitration and the reasonable legal fees and disbursements of the prevailing party shall be paid by the other party.

     (g) The determination of the arbitrator in any arbitration proceeding hereunder shall bind Buyer and both PIC and Trirock, provided that each received notice of such proceeding and the opportunity to participate therein and shall be final and unappealable.

     (h) Any award, judgment or determination of the arbitrators hereunder may be entered for enforcement in the Court of Common Pleas in Somerset County, Pennsylvania, or in the United States District Court for the Western District of Pennsylvania, and each of the parties hereto consents to venue and the personal jurisdiction of such courts in connection with any such entry and enforcement.

     10.8 Remedies Cumulative. Each indemnified party shall be entitled to the indemnification provided in this Article X from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provision at the same time or at any other time.

                                   ARTICLE XI

                                   TERMINATION

     11.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

     (a) by mutual written consent of Buyer, on the one hand, and both of the Sellers, on the other hand;

     (b) by Buyer, on the one hand, or either of the Sellers, on the other hand, if the Closing Date shall not have occurred on or before December 31, 1996; provided that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing Date to occur on or before such date;

     (c) by Buyer, on the one hand, or either of the Sellers, on the other hand, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of the Purchased Stock or delivery of any part of the Purchase Price or preventing the occurrence of any condition precedent and such order, decree, ruling or other action shall have become final and nonappealable.

     11.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, other than the provisions of Article XII of this Agreement, which shall survive any such termination, and any other provision of this Agreement that specifically sets forth that it is to so survive.

     11.3 Extension; Waiver. At any time prior to the Closing, the parties may
(a) by mutual consent extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, any party that (i) knowingly waives any representation, warranty, agreement or condition with respect to another party under subsection (b) and
(c) or (ii) consummates the Closing notwithstanding its delivery of the certificate set forth in Section 6.16 or Section 7.12, as the case may be, shall thereafter be barred from seeking indemnification from such other party for such waived breach of any representation, warranty, agreement or condition. Any agreement on the part of any party to any such extension or waiver shall be valid only if (A) set forth in an instrument in writing signed on behalf of such party or (B) set forth in such certificate referred to in Section 6.16 or Section 7.12, as the case may be.


                                   ARTICLE XII

                        DEPOSIT; PAYMENTS ON TERMINATION

     12.1 Deposit. On the date of the execution of this Agreement, Buyer will deposit with the Escrow Agent (Deposit) $1,000,000 to be held in accordance with the provisions of this Article XII (the "Deposit") and the Escrow Agreement (Deposit). Principal and interest earned on the Deposit shall be disbursed according to Sections 12.2, 12.3 and 12.4 below.

     12.2 Distribution. At the Closing, Buyer shall instruct the Escrow Agent (Deposit) to distribute, by wire transfer to an account designated by PIC at least three Business Days prior to the Closing Date, $766,667 of the Deposit as part of the Cash Payment of the Purchase Price as provided in Section 2.3, together with any interest accrued thereon during the time it is held by the Escrow Agent (Deposit). Concurrently with the payment of monies due under the Trirock Note, Buyer shall instruct the Escrow Agent (Deposit) to distribute, by wire transfer to an account designated by Trirock at least three business days prior to such payment date, $233,333 of the Deposit as part of the monies payable under the Trirock Note as provided therein, together with any interest accrued thereon during the time it is held by the Escrow Agent (Deposit). If the Closing does not occur the Deposit will be distributed to Buyer or Sellers, as the case may be, as provided in Sections 12.3 and 12.4 below.

     12.3 Payment to Sellers. If all the conditions to Buyer's obligations under this Agreement set forth in Article VI have been satisfied on or before December 31, 1996, or any mutual extension thereof, and Buyer fails materially to perform its obligations hereunder, Sellers may elect to terminate this Agreement pursuant to Section 11.1(b) and, subject to the provisions of the Escrow Agreement (Deposit), upon such termination (unless such termination is as a result of a breach of any of the Operational Representations of Buyer) Sellers may direct the Escrow Agent (Deposit) to deliver the Deposit plus all interest earned thereon, to the Sellers in accordance with the written instructions of Sellers. In the event of a termination of this Agreement by Sellers pursuant to
Section 11.1(b), forfeiture of the Deposit by Buyer shall be Sellers' sole remedy under this Agreement.

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

     12.4 Payment to Buyer. In the event of any termination of this Agreement, except as provided in Section 12.3 hereof, the Deposit plus all interest earned thereon shall be paid to Buyer upon such termination. In addition, if all the conditions to Sellers' obligations under this Agreement set forth in Article VII have been satisfied on or before December 31, 1996, or any mutual extension thereof, and either of the Sellers fails materially to perform its obligations hereunder, Buyer may elect to terminate this Agreement pursuant to Section 11.1(b) and upon such termination (a) subject to the terms and provisions of the Escrow Agreement (Deposit), Buyer may direct the Escrow Agent (Deposit) to deliver the Deposit plus all interest earned thereon to Buyer in accordance with the written instructions of Buyer and (b) unless such termination is as a result of a breach of any of the Operational Representations of Sellers or the failure of Sellers to meet the condition precedent set forth in Section 6.13, PIC shall pay Buyer an additional $766,667 and Trirock shall pay Buyer an additional $233,333 in immediately available funds in accordance with the written instructions of Buyer. The actual amount of damages that Buyer will suffer if Sellers materially fail to perform their obligations hereunder is difficult and impracticable to fix with certainty. Accordingly, Sellers hereby agree that the payment of such $1,000,000 in the aggregate shall be liquidated damages, and not a penalty or forfeiture, such amount being a reasonable estimate of Buyer's damages. In the event of a termination of this Agreement by Buyer pursuant to
Section 11.1(b), the return of the Deposit to Buyer and payment of such liquidation damages shall be Buyer's sole remedy under this Agreement.


                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

     13.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, subject to the provisions of Article XII, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of

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

this Agreement and consummation of the transactions contemplated hereby.

     13.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law rules thereof.

     13.4 Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party.

     13.5 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Sellers and Buyer will execute, and Buyer shall cause the Companies to execute, any additional instruments necessary to consummate the transactions contemplated hereby.


     13.6 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) when delivered if delivered personally or by messenger or by overnight delivery service, or (ii) three days after mailing when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or
(iii) when received if sent by telecopy (provided that a copy is mailed concurrently therewith pursuant to the terms hereof), in all cases addressed to the person for whom it is intended at its address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 13.6:

If to Buyer:    Front Royal, Inc.
                2200 Gateway Blvd.
                Suite 205
                Morrisville, North Carolina 27560
                Attention:  J. Adam Abram, Chief
                              Executive Officer and
                            Gregg T. Davis, Chief
                              Financial Officer
                Telecopier No.:  (919) 469-3557

With a copy to: Robinson Silverman Pearce
                Aronsohn & Berman LLP
                1290 Avenue of the Americas
                New York, New York 10104
                Attention: Kenneth L. Henderson, Esq.
                Telecopier No.:  (212) 541-4630

If PIC:         PIC Insurance Group, Inc.
                502 West Office
                Center Drive
                Ft. Washington, PA  19034
                Attention:  Charles M. Lederman
                Telecopier No.:  (610) 941-5012

With a copy to: Dilworth, Paxson, Kalish & Kauffman LLP
                 3200 Mellon Bank Center
                 1735 Market Street
                 Philadelphia, Pennsylvania 19103-7595
                 Attention: Lawrence G. McMichael, Esq.
                 Telecopier No.:  (215) 575-7200

If to Trirock:   Trirock Limited Partnership
                 c/o Grogan, Graffam, McGinley & Lucchino, PC
                 Three Gateway Center
                 Pittsburgh, PA  15222
                 Attention:  John R. McGinley, Jr.
                 Telecopier No.:  (412) 642-2601


With a copy to:  Kirkpatrick & Lockhart LLP
                 1500 Oliver Building
                 Pittsburgh, Pennsylvania  15222
                 Attention:  Alan H. Finegold, Esq.
                 Telecopier No.:  (412) 355-6501

     13.7 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     13.8 Interpretation. All references in this Agreements to contracts, agreements, leases, Employee Benefit Plans or other understandings or arrangements shall refer to oral as well as written matters.

     13.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     13.10 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Sellers, Buyer and the Companies assume no liability to any third party because of any reliance on the

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

representations, warranties and agreements of Sellers and Buyer contained in this Agreement.

     13.11 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties. The requirements of this
Section 13.11 may not be waived.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                            PIC INSURANCE GROUP, INC.


                                            By:_________________________________
                                               Name:
                                               Title:


                                            TRIROCK LIMITED PARTNERSHIP


                                            By:_________________________________

                                               a General Partner


                                            FRONT ROYAL, INC.


                                            By:_________________________________
                                               Name:
                                               Title:

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